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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Atlantic Power Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL AND SPECIAL MEETING
OF SHAREHOLDERS AND
MANAGEMENT INFORMATION CIRCULAR
AND
PROXY STATEMENT

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 22, 2012

April 30, 2012

200 Clarendon Street, Floor 25
Boston, MA 02116

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

              NOTICE IS HEREBY GIVEN that an annual and special meeting (the "Meeting") of the shareholders of Atlantic Power Corporation (the "Corporation") will be held at Millenium Hilton Hotel, Noso Room, 4th Floor, 55 Church Street, New York, New York on Friday the 22nd day of June, 2012 at the hour of 11:00 a.m. (Eastern time) for the following purposes:

1.
TO RECEIVE the financial statements of the Corporation for the year ended December 31, 2011, together with the report of the auditors thereon;

2.
TO ELECT six directors to the board of directors of the Corporation;

3.
TO APPOINT auditors of the Corporation and authorize the board of directors of the Corporation to fix the remuneration of the auditors;

4.
TO HOLD a non-binding advisory vote on named executive officer compensation;

5.
TO CONSIDER and, if thought advisable, to approve a special resolution in the form set forth in the accompanying information circular and proxy statement, authorizing the adoption by the Corporation of the 2012 Equity Incentive Plan, as more particularly described in the information circular and proxy statement and a copy of which is set forth in Schedule B to the information circular and proxy statement; and

6.
TO TRANSACT such further or other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

              The accompanying management information circular and proxy statement provides additional information relating to the matters to be dealt with at the Meeting and forms part of this notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE MEETING

              The Corporation's Information Circular and Proxy Statement and Annual Report for the year ended December 31, 2011 are available free of charge at www.atlanticpower.com under "INVESTORS — Securities Filings."

              DATED at Toronto, Ontario this 30th day of April, 2012.

BY ORDER OF THE BOARD OF DIRECTORS
"Irving Gerstein"
Chair of the Board of Directors Atlantic Power Corporation

ATLANTIC POWER CORPORATION
INFORMATION CIRCULAR AND PROXY STATEMENT

              This information circular and proxy statement (the "Information Circular and Proxy Statement") is furnished in connection with the solicitation of proxies by or on behalf of management of Atlantic Power Corporation (the "Corporation"), for use at the annual and special meeting (the "Meeting") of shareholders (the "Shareholders") of the Corporation to be held on June 22, 2012 at Millenium Hilton Hotel, Noso Room, 4th Floor, 55 Church Street, New York, New York commencing at 11:00 a.m. (Eastern time), and at all postponements or adjournments thereof, for the purposes set forth in the accompanying notice of the Meeting (the "Notice of Meeting"). In this Information Circular and Proxy Statement, references to "Cdn$" and "Canadian dollars" are to the lawful currency of Canada and references to "$", "US$" and "U.S. dollars" are to the lawful currency of the United States. All dollar amounts herein are in U.S. dollars, unless otherwise indicated. The information contained herein is given as at April 30, 2012, except where otherwise noted.

              This Information Circular and Proxy Statement is being first mailed to Shareholders on or about May 25, 2012.

Voting and Quorum

              A quorum must be present at the Meeting for any business to be conducted. Pursuant to the Corporation's Articles, two persons, present in person, each being a Shareholder entitled to vote at a meeting of shareholders or a duly appointed proxy for a Shareholder so entitled constitutes a quorum. Abstentions and shares represented by "broker non-votes," as described below, will be considered as present for purposes of constituting a quorum.

              Shareholders may vote by attending the Meeting and voting in person. If you choose not to attend the Meeting, you may still authorize your proxy by mailing a form of proxy. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Meeting, and not revoked or superseded, will be voted at the Meeting in accordance with the instructions indicated on those proxies.

              A "broker non-vote" occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner. Generally, current Canadian Securities laws and New York Stock Exchange rules, brokers will not have discretionary authority to vote such uninstructed shares with respect to any matter to be voted upon at the Meeting.

              For purposes of counting votes, abstentions and broker non-votes will not be counted as votes cast at the Meeting.

Proxy Solicitation and Voting

Solicitation of Proxies

              The solicitation of proxies for use at the Meeting is being made by or on behalf of management of the Corporation. The solicitation of proxies for the Meeting will be made primarily by mail, but proxies may also be solicited personally, in writing or by telephone by employees of the Corporation, at nominal cost. The Corporation will bear the cost in respect of the solicitation of proxies for the Meeting and will bear the legal, printing and other costs associated with the preparation of the Information Circular and Proxy Statement.

Appointment and Revocation of Proxies

              Together with the Information Circular and Proxy Statement, the Shareholders will also be sent a form of proxy (a "Form of Proxy"). The persons named in such proxy are Directors. A Shareholder who wishes to appoint some other person to represent him, her or it at the Meeting may do so by crossing out the persons named in the enclosed proxy and inserting such person's name in the blank space provided in the form of proxy or by completing another proper form of proxy. Such other person need not be a Shareholder of the Corporation.

              To be valid, proxies or instructions must be deposited at the offices of Computershare Investor Services Inc. (the "Agent"), 9th Floor, North Tower, 100 University Avenue, Toronto, Ontario, M5J 2Y1 or returned to the Agent by fax at 1-866-249-7775 (North America) or 416-263-9524 (outside North America), or at the offices of the Corporation by written instrument, fax or any other method of transmitting legibly recorded messages, so as not to arrive later than 11:00 a.m. (Eastern time) on June 20, 2012, or be deposited with the chair of the Meeting (the "Chair of the Meeting") prior to the commencement of the Meeting. If the Meeting is adjourned, proxies or instructions to the Agent must be deposited 48 hours (excluding Saturdays, Sundays and holidays), before the time set for any reconvened meeting at which the proxy or instructions are to be used, or be deposited with the Chair of the Meeting prior to the commencement of the Meeting or any reconvened meeting.

              The document appointing a proxy must be in writing and completed and signed by a Shareholder or his or her attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Instructions provided to the Agent by a Shareholder must be in writing and completed and signed by the Shareholder or his or her attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Persons signing as officers, attorneys, executors, administrators, and trustees or similarly otherwise should so indicate and provide satisfactory evidence of such authority.

              A Shareholder that has given a proxy may revoke the proxy: (a) by completing and signing a proxy bearing a later date and depositing it as aforesaid; (b) by depositing an instrument in writing executed by the Shareholder or by his or her attorney authorized in writing: (i) at the registered office of the Corporation at any time up to and including the last business day preceding the day of the applicable Meeting, or any adjournment thereof, at which the proxy is to be used, or (ii) with the Chair of the Meeting prior to the commencement of such Meeting on the day of such Meeting or any adjournment thereof; or (c) in any other manner permitted by law. A Shareholder that has given instructions to their nominee with respect to the voting of the common shares of the Corporation ("Common Shares") may revoke the instructions: (a) by completing and signing instructions bearing a later date and depositing it as aforesaid; (b) by depositing an instrument in writing executed by the Shareholder or by his or her attorney authorized in writing: (i) at the registered office of the Agent at any time up to and including the last business day preceding the day of the applicable Meeting, or any adjournment thereof, at which the instructions are to be relied on, or (ii) with the Chair of the Meeting prior to the commencement of such Meeting on the day of such Meeting or any adjournment thereof; or (c) in any other manner permitted by law.

Voting of Proxies

              The persons named in the accompanying Form of Proxy will vote Common Shares in respect of which they are appointed, on any ballot that may be called for, in accordance with the instructions of the

Shareholder as indicated on the proxy. In the absence of such specification, such Common Shares will be voted at the Meeting as follows:

  •
  FOR the election of Irving Gerstein, Kenneth Hartwick, John McNeil, R. Foster Duncan, Holli Ladhani and Barry Welch to the Board of Directors as described under the heading "Matters to be Considered at the Meeting — Election of Directors";

  •
  FOR the appointment of KPMG LLP as auditors of the Corporation and to authorize the Board of Directors to fix the auditor's remuneration;

  •
  FOR the approval, by non-binding advisory vote, of named executive officer compensation; and

  •
  FOR the approval of the special resolution in the form set forth in this Information Circular and Proxy Statement approving the 2012 Equity Incentive Plan, a copy of which is set forth in Schedule B to this Information Circular and Proxy Statement.

              For more information on these issues, please see the section entitled "Matters to be Considered at the Meeting" in this Information Circular and Proxy Statement.

              The persons appointed under the Form of Proxy are conferred with discretionary authority with respect to amendments to or variations of matters identified in the Form of Proxy and the Notice of Meeting and with respect to other matters, which may properly come before the Meeting. In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting, it is the intention of the persons designated in the enclosed Form of Proxy to vote in accordance with their best judgment on such matter or business. At the time of printing the Information Circular and Proxy Statement, the Directors know of no such amendments, variations or other matters.

Information for Beneficial Holders of Securities

              Information set forth in this section is very important to persons who hold Common Shares otherwise than in their own names. A non-registered securityholder of the Corporation (a "Beneficial Holder") who beneficially owns Common Shares, but whose Common Shares are registered in the name of an intermediary (such as a securities broker, financial institution, trustee, custodian or other nominee who holds securities on behalf of the Beneficial Holder or in the name of a clearing agency in which the intermediary is a participant) should note that only proxies or instructions deposited by securityholders whose names are on the records of the Corporation as the registered holders of Common Shares as at the Record Date (as defined below) can be recognized and acted upon at the Meeting.

              Common Shares that are listed in an account statement provided to a Beneficial Holder by a broker are likely not registered in the Beneficial Holder's own name on the records of the Corporation and such Common Shares are more likely registered in either the name of CDS Clearing and Depository Services Inc. ("CDS") or its nominee, or the name of the Depositary Trust Company ("DTC") or its nominee.

              Applicable regulatory policy in Canada requires brokers and other intermediaries to seek voting instructions from Beneficial Holders in advance of securityholders' meetings. Every broker or other intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Holders in order to ensure that their Common Shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Holder by its broker is identical to that provided to registered securityholders. However, its purpose is limited to instructing the registered securityholder how to vote on behalf of the Beneficial Holder. Most brokers now delegate responsibility for obtaining instructions from clients to Broadridge Investor Communications Solutions ("Broadridge"). Broadridge typically prepares a machine-readable voting instruction form, mails those forms to the Beneficial Holders and asks Beneficial Holders to return the proxy forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions representing the voting of the securities to be represented at the Meeting. A Beneficial Holder receiving a Broadridge voting instruction form cannot use that voting instruction form to vote Common Shares directly at the Meeting. The voting instruction form must be returned to Broadridge well in advance of the Meeting in order to have the Common Shares voted.

              Although Beneficial Holders may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of CDS, DTC or their broker or other intermediary, a Beneficial Holder may attend at the Meeting as proxy holder for the registered holder and vote their Common Shares in that capacity. Beneficial Holders who wish to attend the Meeting and indirectly vote their own Common Shares as proxy holder for the registered holder should enter their own names in the blank space on the Form of Proxy or voting instruction form provided to them and return the same to their broker or other intermediary (or the agent of such broker or other intermediary) in accordance with the instructions provided by such broker, intermediary or agent well in advance of the Meeting.

Voting Securities and Principal Holders Thereof

              The Corporation is authorized to issue an unlimited number of Common Shares. As of the date of this Information Circular and Proxy Statement, there were 113,680,643 Common Shares outstanding.

              At the Meeting, each Shareholder of record at the close of business on April 23, 2012, the record date established for the Notice of Meeting and for voting at the Meeting (the "Record Date"), will be entitled to one vote for each Common Share held on all matters proposed to come before the Meeting. At the close of business on the Record Date, there were 113,680,643 Common Shares outstanding and entitled to be voted at the Meeting.

              To the knowledge of the board of directors of the Corporation (the "Directors", the "Board", or the "Board of Directors", and each one individually, a "Director"), there are no persons that beneficially own or exercise control or direction over Common Shares carrying approximately 10% or more of the votes attached to the issued and outstanding Common Shares.

MATTERS TO BE CONSIDERED AT THE MEETING

MATTER 1: ELECTION OF DIRECTORS

              The number of Directors to be elected at the Meeting is six. The persons named in the enclosed Form of Proxy, if not expressly directed to the contrary in such Form of Proxy, intend to vote for the election, as Directors, of the proposed nominees whose names are set out below. It is not contemplated that any of the proposed nominees will be unable to serve as a Director but, if that should occur for any reason prior to the Meeting, the persons named in the enclosed Form of Proxy reserve the right to vote for another nominee at their discretion. Each nominee elected as a Director will hold office until the next annual meeting of the Shareholders or until his or her successor is elected or appointed.

Majority Voting Policy

              In May 2009, the Board of Directors adopted a majority voting policy. Under this policy, a Director who is elected in an uncontested election with more votes withheld than cast in favour of his or her election will be required to tender his or her resignation to the Chairman of the Board. The resignation will be effective when accepted by the Board. The Board will consider the resignation and determine whether or not the resignation should be accepted. The Board expects that resignations will be accepted unless there are extenuating circumstances that warrant a contrary decision. The Board will announce its decision (including, if applicable, the reasons for not accepting any resignation) via press release within 90 days of the meeting when the election was held.

Information Regarding Director Nominees

              The following table sets forth the names of, and certain information for, the individuals proposed to be nominated for election as Directors. The nominees make up the current Board of Directors. Biographies for each nominee, which include a summary of each nominee's age, positions with the Corporation, principal occupation and employment within the five preceding years, are set out below.

Name and Province of Residence	Age	Position	Principal Occupation	Date Appointed as a Director	Ownership or Control over Common Shares(1)
IRVING GERSTEIN(2)(3) Ontario, Canada	71	Director	Member of the Senate of Canada, Corporate Director	October 4, 2004	10,579	(5)
KENNETH HARTWICK(2)(4) Ontario, Canada	49	Director	CEO, President and Director, Just Energy Group Inc.	October 4, 2004	63,676	(5)
JOHN MCNEIL(2) Ontario, Canada	70	Director	President, BDR North America Inc.	October 4, 2004	12,679	(5)
R. FOSTER DUNCAN(2) Louisiana, U.S.A.	58	Director	Managing Partner, SAIL Sustainable Partners LLC	June 29, 2010	2,612	(5)
HOLLI LADHANI(2) Texas, U.S.A.	41	Director	Executive Vice-President and Chief Financial Officer, Rockwater Energy Solutions	June 29, 2010	4,967	(5)
BARRY WELCH Massachusetts, U.S.A.	54	Director, President and Chief Executive Officer	President and Chief Executive Officer of the Corporation	June 6, 2007	454,004	(6)

Notes:

(1)
The information as to Common Shares beneficially owned, directly or indirectly, including by associates or affiliates, not being within the knowledge of the Corporation, has been furnished by the respective nominees individually as of April 27, 2012.

(2)
The Board of Directors has determined that each of Messrs. Gerstein, Hartwick, McNeil and Duncan and Ms. Ladhani is an independent Director. Each independent Director is also a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Corporation.

(3)
Chair of the Board and the Nominating and Corporate Governance Committee.

(4)
Chair of the Audit Committee and the Compensation Committee.

(5)
This number includes 179 notional shares issued to Mr. Gerstein, 61,676 notional shares issued to Mr. Hartwick, 179 notional shares issued to Mr. McNeil, 1,112 notional shares issued to Mr. Duncan and 4,967 notional shares issued to Ms. Ladhani,, under the DSU Plan (as defined herein). For further details on the DSU Plan, see the discussion under "Compensation of Directors — Deferred Share Unit Plan" in this Information Circular and Proxy Statement.

(6)
This number includes 171,147 unvested notional shares granted under the Corporation's long-term incentive plan.

Biographies

              Irving R. Gerstein, C.M., O.Ont:    The Honourable Irving R. Gerstein has been a Director since October 2004. Senator Gerstein is a Member of the Order of Canada and a Member of the Order of Ontario, and was appointed to the Senate of Canada in December 2008. He is a retired executive, and is currently a director of Medical Facilities Corporation and Student Transportation Inc., and previously served as a director of other public companies including Economic Investment Trust Limited, CTV Inc., Traders Group Limited, Guaranty Trust Company of Canada, Confederation Life Insurance Company and Scott's Hospitality Inc., and as an officer and director of Peoples Jewellers Limited. Senator Gerstein is an honorary director of Mount Sinai Hospital (Toronto), having previously served as Chairman of the Board, Chairman Emeritus and a director over a period of 25 years, and is currently a member of its Research Committee. Senator Gerstein earned his BSc in Economics from the University of Pennsylvania (Wharton School of Finance and Commerce). Mr. Gerstein's substantial experience on the boards of numerous other public companies and his prior experience as an executive of a substantial public company make him a valued advisor and highly qualified to serve as chairman of our Board of Directors and as chairman of our Nominating and Corporate Governance Committee.

              Ken Hartwick, C.A.:    Mr. Hartwick has been a Director since October 2004. Ken Hartwick has over 13 years of management experience in the energy sector, and more than 20 years' experience in the financial sector. Mr. Hartwick's experience in the energy industry spans several markets having played an integral role as an executive officer for Just Energy Group Inc. since April 2004, helping launch their businesses in Alberta, British Columbia, Indiana, Texas, Georgia, Manitoba, Ontario, Québec, Saskatchewan, California, Illinois, Maryland, Massachusetts, Michigan, New Jersey, New York, Ohio and Pennsylvania. He currently serves as the President and CEO for, and is a director on the board of Just Energy, an integrated retailer of commodity products. Mr. Hartwick has served as President and CEO for Just Energy Group Inc. since June 2008, as President from 2006 until June 2008, and as Chief Financial Officer from April 2004 to 2006. Mr. Hartwick understands the issues facing the electricity industry through his previous role as Chief Financial Officer of one of the largest distribution companies in North America, Hydro One Inc., where he gained increasing executive-level responsibility throughout his career, and provided strategic direction as Ontario transitions towards a competitive energy marketplace. Mr. Hartwick earned his Honours of Business Administration from Trent University, Peterborough, Ontario. Mr. Hartwick's substantial experience in the energy industry and financial sector make him a valued advisor and highly qualified to serve as a member of our Board of Directors and as chairman of our Audit and Compensation Committees.

              John McNeil:    Mr. McNeil has been a Director since October 2004. Mr. McNeil is President of BDR NorthAmerica Inc., an energy consulting company based in Toronto, Ontario. Prior to his appointment at BDR NorthAmerica Inc. in 2000, Mr. McNeil was Managing Director Investment Banking with Scotia Capital Inc. from 1996 to 1999. Previously, he was a Senior Vice-President and Director of Scotia McLeod Inc. from 1991 to 1995. Mr. McNeil has extensive expertise in the areas of asset management models, capitalization, mergers and acquisitions, business and enterprise valuations, capital markets and market ratings and has worked extensively throughout North America and Europe. Mr. McNeil specializes in the electric power sector and his major focus in recent years has been in the field of corporate and enterprise unbundling and reconstitution resulting from the restructuring of the electricity sector in North America. Mr. McNeil earned a B.A. (Honors) from Queens University, a Bachelor of Laws from the University of Toronto and a Master of Business Administration from the University of British Columbia. Mr. McNeil's extensive experience in the financial and capital markets sectors, as well as his expertise in the electric power sector, make him a valued advisor and highly qualified to serve as a member of our Board of Directors.

              R. Foster Duncan:    Mr. Duncan has been a Director of the Company since June 2010. He has more than 30 years of senior corporate, investment banking, and private equity experience. Mr. Duncan joined SAIL Capital Partners, LLC in April 2011 as Managing Partner of SAIL Sustainable Partners, LLC. Prior to joining SAIL, he was a Managing Director at Advantage Capital Partners with senior management responsibility for the firm's energy related portfolio. From 2005 through 2009, Mr. Duncan was Managing Member of KD Capital L.L.C., an affiliate of Kohlberg Kravis Roberts & Co. ("KKR"), which he and KKR formed. Mr. Duncan was located in KKR's offices and worked exclusively with KKR and its portfolio companies in connection with creating value and investing in the energy, utility, natural resources, and infrastructure sectors. Previously, Mr. Duncan was Executive Vice President and CFO of Cinergy Corp., Chairman of Cinergy's Investment Committee and CEO and President of Cinergy's Commercial Business Unit. Mr. Duncan is active with the Edison Electric Institute, serves as a member of the Wall Street Advisory Group, and is the past Chairman of the Finance Executive Advisory Committee. He has also held senior management positions at LG&E Energy Corp. and Freeport-McMoRan Copper & Gold and Howard, Weil, Labouisse, Friedrichs Inc. He graduated with Distinction from the University of Virginia and later received his MBA degree from the A.B. Freeman Graduate School of Business at Tulane University. Mr. Duncan is on the Board of Directors of Essential Power, LLC in Iselin, New Jersey, and Xtreme Power Inc. in Austin, Texas. He also serves on the Board of Advisors of GridPoint, Inc. in Arlington, Virginia. Mr. Duncan is active in a number of civic organizations including the Board of Directors of the Eye, Ear, Nose and Throat Hospital Foundation in New Orleans, the Board of Trustees of Cincinnati Country Day School and in Charlottesville, Virginia the National Advisory Board of the University of Virginia Jefferson Scholars Program. Mr. Duncan's extensive experience as a senior executive in the electric utility industry, as well as his experience in the private equity sector, make him a valued advisor and highly qualified to serve on our Board of Directors.

              Holli Ladhani:    Ms. Ladhani has been a Director of the company since June, 2010. She currently serves as the Chief Financial Officer of Rockwater Energy Solutions. Houston-based Rockwater provides fluids management and environmental solutions to the energy industry in North America to uniquely address the special fluid and environmental-related challenges associates with modern day unconventional and conventional oil and gas resource development. Rockwater is controlled by SCF Partners, a private equity investor since 1989 that provides equity capital and strategic growth assistance to build energy service and equipment companies that operate throughout the world. Prior to joining SCF Partners in March, 2011, Ms. Ladhani served in a number of positions with Dynegy Inc., a provider of wholesale power, capacity and ancillary services in multiple regions of the United States, most recently as Executive Vice President and Chief Financial Officer. In November 2011, subsequent to Ms. Ladhani's departure, two Dynegy subsidiaries of which Ms. Ladhani had formerly been an officer filed for bankruptcy protection. Prior to joining Dynegy, Ms. Ladhani was a Senior Manager-Audit with PricewaterhouseCoopers LLP, where she supervised teams that provided audit services to large public companies in the oil and gas industry. A Certified Public Accountant, Ladhani received a bachelor's of science from Baylor University and a master's of business administration from Rice University. She serves on the board of His Grace Foundation, which supports children who undergo bone marrow transplants. Ms. Ladhani's extensive experience as a senior executive in the independent power industry, as well as her financial and accounting background, make her a valued advisor and highly qualified to serve on our Board of Directors.

              Barry Welch:    Mr. Welch has been our President and Chief Executive Officer since October 2004 (until December 31, 2009, through the Manager) and a Director since June 2007. Prior to joining the Corporation, Mr. Welch was the Senior Vice President and co-head of the Bond & Corporate Finance Group of John Hancock Financial Services ("John Hancock"), Boston, Massachusetts, from 2000 to 2004. Mr. Welch served on several committees at John Hancock, including its Pension Investment Advisory Committee and Investment Operating Committee. Mr. Welch was Chairman of John Hancock's Bond Investment Committee and reported monthly on investment portfolio, strategy and activity to the

Committee of Finance of John Hancock's board of directors. Mr. Welch also led the development and approval of John Hancock's involvement with ArcLight Capital Partners and served as a member of ArcLight Energy Partners Fund I's Investment Committee. During his time at John Hancock, Mr. Welch headed the Bond and Corporate Finance Group's Power and Energy investment team. From 1989 to 2004, he was involved directly or oversaw $25 billion of investments in more than 1,000 utility, project finance and oil and gas transactions. Prior to joining John Hancock, Mr. Welch spent more than three years as a developer of power projects at Thermo Electron Corporation's Energy Systems Division (later known as Thermo Ecotek). There, he was involved in greenfield development of natural gas, wood and waste-to-energy projects, as well as asset management roles for operating plants. Mr. Welch earned a Bachelors of Science in Mechanical and Aerospace Engineering from Princeton University, and a Masters of Business Administration from Boston College. Mr. Welch serves on the board of directors of the Walker Home and School in Needham, Massachusetts. Mr. Welch's extensive experience in energy investment and related activities in the financial sector, as well as his in-depth knowledge of our company through his position as President and Chief Executive Officer, make him highly qualified to serve as a member of our Board of Directors.

The Board of Directors recommends a vote FOR each of the six nominees discussed above and listed on the Form of Proxy.

Information Regarding Named Executive Officers

              The following table sets forth the names, ages and positions of the Corporation's principal executive officer, interim principal financial officer, former principal financial officer, three other most highly compensated officer and non-officer employees, collectively referred to as the "named executive officers":

Name	Age	Position
Barry Welch	54	Director, President and Chief Executive Officer
Lisa Donahue	47	Interim Chief Financial Officer
Patrick Welch*	44	Former Chief Financial Officer
Paul Rapisarda	58	Executive Vice President — Commercial Development
William Daniels	53	Vice President — Operations East
John J. Hulburt	45	Corporate Controller

*
Patrick Welch resigned on June 10, 2011.

              Lisa Donahue:    Ms. Donahue has been our interim Chief Financial Officer since July 2011. Ms. Donahue is a Managing Director of AlixPartners, LLP and has been performing various consulting projects on behalf of AlixPartners for the last 13 years. Ms. Donahue has extensive experience working with independent power and other energy related companies.

              Paul Rapisarda:    Mr. Rapisarda joined Atlantic Power in 2008. He is currently Executive Vice President — Commercial Development, with primary responsibility for the company's operating portfolio, including asset management and commercial relationships, as well as its growth initiatives. Prior to joining Atlantic Power, Mr. Rapisarda spent more than 25 years working in energy, utility and independent power investment banking. From 2001 to early 2008 he was a Principal with Compass Advisors, a boutique M&A advisory firm in New York, where he was involved in numerous strategic advisory, restructuring and principal transactions in the energy and power sectors. Prior to Compass Advisors, Mr. Rapisarda held senior positions at Schroders, Merrill Lynch and BT Securities. Prior to that he was a Managing Director and Co-Head, Utilities and Structured Finance, at Drexel Burnham Lambert. While at Drexel, he also worked with the firm's chief financial officer in making tax-oriented investments on the firm's behalf. Mr. Rapisarda worked on a broad range of capital markets and advisory transactions including substantial experience in cross-border and emerging markets. He earned his Bachelors degree from Amherst College and his MBA from Harvard Business School.

              William Daniels:    Mr. Daniels has been with the Corporation since March 2007. He is currently Vice President — Operations East. Mr. Daniels has 26 years of experience in oil and gas exploration, independent power development, project finance and asset management. Prior to joining the Corporation, from January 2006 to February 2007, Mr. Daniels was Director, Asset Management at American National Power. He has held various positions in asset management and project finance at Calpine Corp. (March 2001 to January 2006), Edison Mission Energy, Citizens Power, J. Makowski Company and the Toronto-Dominion Bank. Prior to receiving his MBA, he worked with Mitchell Energy Corp. as an exploration geologist. Mr. Daniels earned a Bachelor of Science degree in Geology from the University of Rochester, a Master of Science in Geology from the Ohio State University, and an MBA from Columbia University Business School.

              John J. Hulburt:    Mr. Hulburt has been the Corporate Controller of the Corporation since June 2008. Mr. Hulburt has 17 years of experience in the accounting industry. Before joining the Corporation, from February 2007 to June 2008, Mr. Hulburt was Controller of GreatPoint Energy, Inc. headquartered in Cambridge, Massachusetts. GreatPoint Energy is a technology-driven natural resources company and the developer of a proprietary, highly-efficient catalytic process, known as hydromethanation. Mr. Hulburt was responsible for all accounting, budgeting and financial reporting for GreatPoint Energy. Prior to that he was the Chief Financial Officer at Datawatch Corporation (December 2004 to January 2007) in Chelmsford, Massachusetts, and the Chief Financial Officer at Bruker Daltonics in Billerica, Massachusetts (April 2000 to June 2004). Datawatch and Bruker Daltonics were publicly listed Companies on the NASDAQ Exchange. He was responsible for all accounting, budgeting, SEC and financial reporting for Datawatch and Bruker Daltonics. Prior to Bruker Daltonics, Mr. Hulburt was an Audit Manager in the Hi-Technology and Manufacturing Practice of Ernst & Young LLP, where he served several major Hi-Tech and Manufacturing clients. He earned his Bachelor's degree from the Merrimack College and is a Certified Public Accountant.

CORPORATE GOVERNANCE DISCLOSURE

              We are pleased to make the following disclosure regarding our corporate governance practices pursuant to National Policy 58-201 Corporate Governance Guidelines and National Instrument 58-101 Disclosure of Corporate Governance Practices, and Item 407 of Regulation S-K and other applicable SEC and NYSE rules:

Board of Directors

    (a)
    Directors are elected by Shareholders at the Corporation's annual general meeting, which is generally held in June of each year. Each Director holds office until the next annual meeting of the Shareholders or until his or her successor is elected or appointed. At the annual general and special meeting of shareholders held on June 29, 2010, Shareholders approved, among other things, changes to the Corporation's articles reducing the minimum Canadian residency requirement for Directors from 50% to 25%.

    (b)
    Under the Corporation's independence standards and under the NYSE corporate governance rules, a majority of the Board of Directors must qualify as "independent directors." At least annually, the Board is required to evaluate all relationships between the Corporation and each Director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such Director's ability to satisfy his or her responsibilities as an independent Director. The Board of Directors has determined that each of Irving Gerstein, Kenneth Hartwick, John McNeil, R. Foster Duncan and Holli Ladhani is an independent Director.

    (c)
    The non-independent member of the Board is Barry Welch. Mr. Welch is the President and Chief Executive Officer of the Corporation.

    (d)
    Five of the six members of the Board are independent.

    (e)
    Three of the Directors also serve as directors on the boards of other reporting issuers (or the equivalent in other jurisdictions). Senator Gerstein serves as a director on the boards of Medical Facilities Corporation and Student Transportation Inc. Mr. Hartwick serves as director on the board of Just Energy Group Inc. Mr. Duncan serves as director on the boards of Essential Power, LLC in Iselin, New Jersey, and Xtreme Power Inc. in Austin, Texas, as well as on the Board of Advisors of GridPoint, Inc. in Arlington, Virginia.

    (f)
    Each of the independent members of the Board, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee meet regularly without management present. These meetings without management generally occur each time the Board or respective Committee holds a scheduled meeting.

    (g)
    The Chair of the Board, Senator Gerstein, is an independent Director. Mr. Gerstein's responsibilities include establishing, in consultation with the Chief Executive Officer of the Corporation, the Directors and appropriate members of management, the agendas for each meeting of the Board. The agenda for each committee meeting is established by the Chair of that committee in consultation with appropriate members of the committee and management.

    (h)
    The following table sets forth the number of Board and committee meetings held and attendance by Directors (in person or by telephone) for the year ended December 31, 2011:

Attendance of Directors

Director	Board	Audit Committee	Compensation Committee
Irving Gerstein	37 of 38	4 of 4	3 of 3
Kenneth Hartwick	37 of 38	4 of 4	3 of 3
John McNeil	38 of 38	4 of 4	3 of 3
Barry Welch	38 of 38	—	—
R. Foster Duncan	38 of 38	4 of 4	3 of 3
Holli Ladhani	35 of 38	4 of 4	3 of 3

              Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a Director) and (ii) the total number of meetings of all committees of the Board of Directors on which the Director served (during the periods that he or she served).

              The Corporation does not have a policy of requiring its Directors to attend the annual general meeting of shareholders. Five of six Directors then serving attended the annual meeting held on June 24, 2011.

              It is expected that the Board will meet at least six times each year: three meetings to review quarterly results, prior to the issuance of the annual audited financial results of the Corporation, an annual budget meeting in December and an annual strategy and director education meeting in January (and more frequently, if required). The committees of the Board meet as required by their respective charters.

Board Mandate

              The mandate of the Board of Directors is included as Schedule A to this Information Circular and Proxy Statement.

Risk Oversight

              The Audit Committee receives and discusses a risk management update each quarter which is reviewed and discussed with management prior to the committee's recommendation to the Board to approve quarterly financial disclosures. In addition, the Board receives monthly Operations Reports about each project with full opportunity for Directors to ask questions of management about any potential issues identified.

Board Leadership Structure

              The Charter of the Board of Directors requires the Chair of the Board to be an independent director. Currently, Mr. Gerstein serves as the Chair. The Chair is expected to attend and chair meetings of the Board and Shareholders. The Chair ensures that the Board carries out its responsibilities effectively and the Board understand the boundaries between Board and management responsibilities. The Chair is also responsible for providing direction with respect to the dates and frequencies of Board meetings and related committee meetings. The Chair liaises with the Chief Executive Officer to prepare Board meeting agendas.

              Directors who qualify as "non-management" within the meaning of the NYSE rules meet on a regular basis in executive sessions without management participation and, at least once per year, an executive session is held with only independent directors present. The executive sessions are chaired by the Chair of the Board. In addition, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, all of which are comprised entirely of independent Directors, also perform oversight functions independent of management.

Position Descriptions

              Position descriptions for the Chair of the Board, the Chair of the Audit Committee, the Chair of the Nominating and Corporate Governance Committee, the Chair of the Compensation Committee and the Chief Executive Officer of the Corporation are as follows:

    I.
    Responsibilities of the Chair of the Board of Directors:

    (a)
    the Chair shall be expected to attend and chair meetings of the Board of Directors and securityholders of the Corporation;

    (b)
    Chair shall be an independent Director;

      (c)
      the Chair shall not be expected to and shall not perform policy- making functions other than in his or her capacity as a Director. The Chair shall not have the right or entitlement to bind the Corporation in his or her capacity as Chair;

      (d)
      the Chair shall provide direction with respect to the dates and frequencies of Board meetings and related committee meetings and the Chair shall liaise with the Chief Executive Officer of the Corporation to prepare Board meeting agendas;

      (e)
      the Chair shall ensure that the Board understands the boundaries between the Board and management responsibilities; and

      (f)
      the Chair shall ensure that the Board of Directors carries out its responsibilities effectively, which will involve the Board meeting on a regular basis without management present and may involve assigning responsibility for administering the Board's relationship with management to a committee of the Board.

    II.
    Responsibilities of the Audit Committee Chair:

    (a)
    Chair will provide leadership to the Audit Committee in discharging its mandate as set out in the written charter of the Audit Committee (the "Charter"), including by:

      (i)
      promoting a thorough understanding by members of the Audit Committee, management and the Corporation's external auditor of:

        (A)
        the duties and responsibilities of the Audit Committee; and

        (B)
        relationship between the Audit Committee and each of the Corporation's

          1.
          management; and

          2.
          external auditor; and

      (ii)
      promoting cohesiveness among members of the Audit Committee.

    (b)
    the Chair shall be the liaison between the Audit Committee and the Corporation's management and external auditor, promoting open and constructive discussions between members of the Audit Committee and each of these parties;

    (c)
    the Chair shall promote the proper flow of information to the Audit Committee to keep the Audit Committee fully apprised of all matters which are material to the Corporation at all times, including coordinating with the Chief Executive Officer and Chief Financial Officer of the Corporation to ensure that information requested by any member of the Committee is provided and meets the needs of that Audit Committee member;

    (d)
    in connection with meetings of the Audit Committee, the Chair shall be responsible for:

      (i)
      scheduling meetings of the Audit Committee;

      (ii)
      organizing and presenting the agenda for Audit Committee meetings such that:

        (A)
        all of the responsibilities assigned to the Audit Committee under the terms of the Charter are discharged on a timely and diligent basis, and

        (B)
        members of the Audit Committee have input into the agendas;

          (iii)
          monitoring the adequacy of materials provided to the Audit Committee by management in connection with the Audit Committee's deliberations;

          (iv)
          ensuring that members of the Audit Committee have sufficient time to review the materials provided to them and to fully discuss the business that comes before the Audit Committee;

          (v)
          recommending procedures to enhance the work of the Committee;

          (vi)
          ensuring that the members of the Committee have adequate opportunities to meet without management present;

          (vii)
          presiding over meetings of the Audit Committee; and

          (viii)
          presiding over in camera meetings of the Audit Committee;

      (e)
      the Chair shall report to the Board of Directors on the activities of the Audit Committee as contemplated in the Charter of the Audit Committee;

      (f)
      on an annual basis, the Chair shall lead the Audit Committee in the process established by the Board for assessing the performance of the Audit Committee;

      (g)
      under the direction of the Chair, the Audit Committee shall review and assess the adequacy of the Charter of the Audit Committee annually and recommend to the Board any changes it deems appropriate;

      (h)
      the Chair shall perform such other functions:

      as may be ancillary to the duties and responsibilities described above; and

      as may be delegated to the Chair by the Audit Committee or the Board from time to time.

    III.
    Responsibilities of the Chair of the Nominating and Corporate Governance Committee:

    (a)
    the Chair will provide leadership to the Nominating and Corporate Governance Committee in discharging its mandate as set out in the Charter, including by:

      (i)
      promoting a thorough understanding by members of the Nominating and Corporate Governance Committee and the Corporation's officers of the duties and responsibilities of the Nominating and Corporate Governance Committee;

      (ii)
      promoting cohesiveness among members of the Nominating and Corporate Governance Committee; and

      (iii)
      acting as the liaison between the Nominating and Corporate Governance Committee, the Board and the Corporation's officers, promoting open and constructive discussions between members of the Nominating and Corporate Governance Committee and each of these parties;

    (b)
    in connection with meetings of the Nominating and Corporate Governance Committee, the Chair shall be responsible for:

      (i)
      taking the principal initiative in scheduling meetings of the Nominating and Corporate Governance Committee;

      (ii)
      organizing and presenting the agenda for Nominating and Corporate Governance Committee meetings such that all of the responsibilities assigned to the Nominating and Corporate Governance Committee under the terms of the Charter are discharged on a timely and diligent basis and all members of the Nominating and Corporate Governance Committee have input into the agendas;

          (iii)
          monitoring the adequacy of materials provided to the Nominating and Corporate Governance Committee by the Corporation's officers in connection with the Nominating and Corporate Governance Committee's deliberations, and ensuring that members of the Committee have sufficient time to review the materials provided to them and to fully discuss the business that comes before the Nominating and Corporate Governance Committee during deliberations;

          (iv)
          recommending procedures to enhance the work of the Nominating and Corporate Governance Committee;

          (v)
          ensuring that the members of the Nominating and Corporate Governance Committee have adequate opportunities to meet without the Corporation's officers present; and

          (vi)
          presiding over meetings of the Nominating and Corporate Governance Committee, including in-camera meetings;

      (c)
      the Chair shall report to the Board on the activities of the Nominating and Corporate Governance Committee as contemplated in the Charter of the Nominating and Corporate Governance Committee;

      (d)
      on an annual basis, the Chair shall lead the Nominating and Corporate Governance Committee members and facilitate the annual performance review and evaluation of the Nominating and Corporate Governance Committee and its members in accordance with the Charter of the Nominating and Corporate Governance Committee, including an assessment of the adequacy of the Charter;

      (e)
      the Chair shall promote the proper flow of information to the Nominating and Corporate Governance Committee to keep the Nominating and Corporate Governance Committee fully apprised of all matters that are material to the Corporation at all times, including coordinating with the Chief Executive Officer of the Corporation to ensure that information requested by any member of the Nominating and Corporate Governance Committee is provided and meets the needs of that Nominating and Corporate Governance Committee member; and

      (f)
      the Chair shall perform such other functions as may be ancillary to the duties and responsibilities described above and as may be delegated to the Chair by the Nominating and Corporate Governance Committee or the Board from time to time.

    IV.
    Responsibilities of the Chair of the Compensation Committee:

    (a)
    the Chair will provide leadership to the Compensation Committee in discharging its mandate as set out in the Charter of the Compensation Committee, including by:

      (i)
      promoting a thorough understanding by members of the Compensation Committee and senior management of the Corporation of the duties and responsibilities of the Compensation Committee;

      (ii)
      promoting cohesiveness among members of the Compensation Committee;

      (iii)
      acting as the liaison between the Compensation Committee, the Board and the Corporation's senior management, promoting open and constructive discussions between members of the Compensation Committee and each of these parties;

      (b)
      in connection with meetings of the Compensation Committee, the Chair shall be responsible for:

        (i)
        taking the principal initiative in scheduling meetings of the Compensation Committee;

        (ii)
        organizing and presenting the agenda for Compensation Committee meetings such that all of the responsibilities assigned to the Committee under the terms of the Charter are discharged on a timely and diligent basis and all members of the Compensation Committee have input into the agendas;

        (iii)
        monitoring the adequacy of materials provided to the Compensation Committee by senior management or other sources in connection with the Compensation Committee's deliberations, and ensuring that members of the Compensation Committee have sufficient time to review the materials provided to them and to fully discuss the business that comes before the Compensation Committee during deliberations;

        (iv)
        recommending procedures to enhance the work of the Compensation Committee;

        (v)
        ensuring that the members of the Compensation Committee have adequate opportunities to meet without senior management present; and

        (vi)
        presiding over meetings of the Compensation Committee, including in-camera meetings;

      (c)
      the Chair shall report to the Board on the activities of the Compensation Committee as contemplated in the Charter of the Compensation Committee;

      (d)
      on an annual basis, the Chair shall lead the Compensation Committee members and facilitate the annual performance review and evaluation of the Compensation Committee and its members in accordance with the Charter of the Compensation Committee, including an assessment of the adequacy of the Charter of the Compensation Committee;

      (e)
      the Chair shall promote the proper flow of information to the Compensation Committee to keep the Compensation Committee fully apprised of all matters that are material to the Corporation at all times, including coordinating with the Chief Executive Officer of the Corporation to ensure that information requested by any member of the Compensation Committee is provided and meets the needs of that Compensation Committee member; and

      (f)
      the Chair shall perform such other functions as may be ancillary to the duties and responsibilities described above and as may be delegated to the Chair by the Compensation Committee or the Board from time to time.

    V.
    Responsibilities of the Chief Executive Officer of the Corporation:

    (a)
    the Chief Executive Officer of the Corporation shall be responsible for providing strategic leadership and vision to the Corporation by working with the Board and senior management to establish, implement and oversee strategies, plans and policies of the Corporation, subject to the direction and oversight of the Board, and shall have responsibility for the day-to-day operation of the business of the Corporation in accordance with the Corporation's strategic plan and operating and capital expenditure budgets as previously approved by the Board;

      (b)
      specific responsibilities:

        (i)
        to lead the strategic planning process for the Corporation and, together with senior management, to recommend to the Board goals for the Corporation's business and, when approved by the Board, to implement the corresponding strategic, operational and financial plans;

        (ii)
        to report to, and meet regularly and as required with, the Board and all formally appointed committees of the Board to review Board and committee issues and provide to the Board or the relevant committee all information and access to management necessary to permit the Board or the relevant committee to fulfil its statutory and other legal obligations on a timely basis;

        (iii)
        together with senior management, to direct and monitor the activities of the Corporation to achieve agreed-upon targets;

        (iv)
        together with senior management, to develop and implement risk management, monitoring and mitigation to safeguard the assets of the Corporation;

        (v)
        together with senior management, to oversee operation of the Corporation's projects to align with the achievement of the Corporation's strategic goals, develop and implement operations policies to guide the Corporation;

        (vi)
        to develop and recommend top level organizational structure and staffing to the Board and to manage the implementation of the Board's decisions in this regard;

        (vii)
        together with the Chief Financial Officer, to oversee the development of policies regarding the Corporation's public disclosures, and to manage and oversee the Corporation's communications with stakeholders (including the Corporation's shareholders and lenders), the investment community, media, governments and their agencies, employees and the general public;

        (viii)
        to develop and seek the Board's concurrence for plans for management development and succession in all key positions and then to implement such plans;

        (ix)
        to motivate, lead and mentor the senior management team, including working to attract and retain individuals with the requisite skills and experience;

        (x)
        together with the Chief Financial Officer, to establish, maintain and ensure the implementation of disclosure controls and procedures, internal controls over financial reporting and processes for the certification of the public disclosure documents required under applicable securities laws concerning such reporting and disclosure;

        (xi)
        to review the financial reporting and public disclosure of the Corporation, to satisfy himself concerning the processes followed in their preparation and to provide the certifications required under applicable securities laws concerning such reporting and disclosure;

        (xii)
        to encourage and promote a culture of ethical business conduct;

        (xiii)
        to perform other duties as are regularly and customarily performed by a chief executive officer of a reporting issuer; and

          (xiv)
          to assume such other appropriate responsibilities as are delegated to him or her by the Board;

      (c)
      the Chief Executive Officer will ensure the delivery of information to Directors on a timely basis to keep the Directors fully apprised of all matters that are material to Directors at all times; and

      (d)
      the Chief Executive Officer will coordinate with the Chair of the Board to ensure that information requested by any Director or Board committee member is provided and meets the needs of the member who made the request.

Orientation and Continuing Education

              The Corporation, working with the Directors will provide orientation opportunities for new Directors to familiarize them with the role of the Board, its committees, and its Directors, as well as the Corporation and its business. All new Directors will participate in an orientation program soon after the date on which a new Director first joins the Board. To date, all of the Directors have visited power projects of the Corporation to obtain an understanding of the operations of the Corporation. In addition to operational orientation, management has scheduled periodic presentations for the Board to ensure they are aware of major business trends and industry practices as and when required.

Ethical Business Conduct

              The Board has adopted a written code of business conduct and ethics for the Corporation (the "Code"), which sets out basic principles to guide all Directors, officers and employees of the Corporation and its subsidiaries. The issues the Code addresses include, among other things, the following:

      (a)
      compliance with laws, rules and regulations;

      (b)
      conflicts of interest;

      (c)
      confidentiality;

      (d)
      corporate opportunities;

      (e)
      protection and proper use of Atlantic Power Entity (as defined in the Code) assets;

      (f)
      competition and fair dealing;

      (g)
      gifts and entertainment; and

      (h)
      reporting of any illegal or unethical behaviour.

              To ensure the Directors exercise independent judgement in considering transactions, agreements or decisions in respect of which a Director or officer has declared a material personal interest (in accordance with relevant corporate law requirements), the Board follows a practice whereby any such individual must not cast a vote on any such matter.

              The senior officers of the Corporation are responsible for monitoring compliance with the Code and report to the Board on any issues that have arisen under the Code. The Corporation's Whistleblower Policy is administered by the Chair of the Audit Committee. Any person may report complaints or concerns directly to the Chair of the Audit Committee. The Whistleblower Policy requires that such complaints or concerns will be kept confidential to the fullest extent possible.

              Under the Code, any waivers from the requirements in the Code that are to be granted for the benefit of the Directors, managers or executive officers of the Corporation are to be granted by the Directors only (or a committee of the Board to whom that authority has been delegated) and will be promptly disclosed as required by law or stock exchange regulation.

              At least annually, the Board reviews the adequacy of the Code.

              The Code is available on the Corporation's website at www.atlanticpower.com under "ABOUT US — Code of Conduct" and under the Corporation's profile on SEDAR at www.sedar.com.

Audit Committee

              The Corporation has established an audit committee consisting of Messrs. Gerstein, Hartwick, McNeil and Duncan and Ms. Ladhani, each of whom is an independent director under the NYSE corporate governance rules and National Instrument 52-110 Audit Committees. The committee's primary purposes are to, amongst other things: (i) assist the Board in its oversight and supervision of the integrity of the accounting and financial reporting practices and procedures, the adequacy of the internal accounting controls and procedures and the compliance with legal and regulatory requirements in respect of financial disclosure; (ii) assess, monitor and manage the strategic, operating, reporting and compliance risks of the business; and (iii) supervise the qualification, independence and performance of independents accountants of the Corporation.

              The Board of Directors has determined that Kenneth Hartwick qualifies as an "audit committee financial expert" as the term is defined in the rules of the SEC. Mr. Hartwick is an independent Director. The Audit Committee met four times during 2011.

Nominating and Corporate Governance Committee

              The Corporation has established a Nominating and Corporate Governance Committee consisting of Messrs. Gerstein, Hartwick, McNeil and Duncan and Ms. Ladhani, each of whom is an independent director under the NYSE corporate governance rules and National Instrument 52-110 Audit Committees. The committee's primary purposes are to, amongst other things: (i) screen and identify individuals who are qualified to become members of the Board; (ii) recommend to the Board director nominees to be presented for shareholder approval at the annual meetings of the shareholders of the Corporation; (iii) recommend to the Board nominees to fill vacancies on the Board or as otherwise required outside of the annual meetings of shareholders of the Corporation; (iv) select, or recommend to the Board, the directors to comprise the committees of the Board; (v) implement a process for examining the size of the Board and to undertake, where appropriate, a program to establish a Board size which facilitates effective decision-making; (vi) establish procedures for the nomination of directors and executive officers of the Corporation generally; (vii) establish and administer an annual assessment process relating to the performance of the Board as a whole, the committees of the Board and individual directors; (viii) review with the Board from time to time the appropriate skills and characteristics required of directors in the context of the current make-up of the Board, including issues of diversity, age, skills relating to the Corporation's businesses and professional background; (ix) recommend to the Board procedures for the conduct of Board meetings and the proper discharge of the Board's mandate as set out in the charter of the Board; (x) monitor the relationship between the officers and the Board with a view to ensuring that the Board is able to function independently of officers; (xi) develop the Corporation's approach to governance, including the development of a set of governance principles and guidelines that are specifically applicable to the Corporation; (xii) perform a leadership role in shaping the Corporation's corporate governance practices and provide oversight with respect to its corporate governance conduct; and (xiii) perform such other functions as the Board may from time to time request.

              In identifying, evaluating, and recommending suitable director candidates, the Nominating and Corporate Governance Committee may take into account a number of factors, such as the appropriate skills and characteristics required of directors in the context of the current make-up of the Board, including issues of diversity, skills relating to the Corporation's businesses and professional background and existing commitments to outside boards. It is the Corporation's practice to retain an outside recruiting firm to identify a wide range of candidates for review and consideration and to assist in the evaluation process. The Nominating and Governance Committee has not formally adopted any specific, minimum qualifications that must be met by each candidate for the Board, nor are there specific qualities or skills that are necessary for one or more of the members of the Board to possess. The Nominating and Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who have competencies, skills and personal qualities required of Board members in light of relevant factors, including: (1) the objective of adding value to the Corporation in light of the opportunities and risks facing the Corporation and the Corporation's proposed strategies; (2) the need to ensure, to the greatest extent possible, that a majority of the Board is comprised of individuals who meet the independence requirements of the applicable securities legislation or other guidelines, including the Corporation's categorical standards for director independence; and (3) the policies of the Board with respect to board member tenure, retirement and succession and Board member commitments.

              The Nominating and Corporate Governance Committee would review and consider any director nominees who have been recommended by Shareholders in the same manner as described above. All Shareholder recommendations for director nominees must be submitted to Irving Gerstein at Atlantic Power Corporation, 200 Clarendon St., Floor 25 Boston, Massachusetts 02116.

              The Nominating and Corporate Governance Committee did not meet during 2011, as matters relating to director nominations and corporate governance were addressed during 2011 by the full Board.

Compensation Committee

              The Corporation has established a Compensation Committee consisting of Messrs. Gerstein, Hartwick, McNeil and Duncan and Ms. Ladhani, each of whom is an independent director under the NYSE corporate governance rules and National Instrument 52-110 Audit Committees. The committee's primary purposes include: (i) discharging the responsibilities of the Board relating to compensation of the CEO and other named executive officers; (ii) evaluating the compensation plans, policies and programs that are of strategic significance to the Corporation; and (iii) reviewing and discussing with the Corporation's officers the Statement of Executive Compensation, including the Compensation Discussion and Analysis ("CD&A"), to be included in the Corporation's annual proxy circular and determining whether to recommend to the Board that the CD&A be included in the proxy circular. The Compensation Committee may form and delegate its authority to subcommittee consisting of one or more member of the Committee when appropriate. The Compensation Committee has not delegated any of its authority in 2011.

              In 2009, the independent Directors retained Hugessen Consulting Group ("Hugessen") to assist in the restructuring and negotiation of new employment agreements for the Corporation's senior executives and to provide a review of the LTIP and of LTIP alternatives, and assist the Board in the design of a restated and amended LTIP. The Amended LTIP was structured to further align the interests of the senior executives with those of Shareholders. No consultant was engaged by the Compensation Committee or management during 2010 or 2011.

              The Compensation Committee met three times during 2011.

 Other Board Committees

              The Board has no other standing committees other than those described above.

Assessments

              The mandate of the Nominating and Corporate Governance Committee includes establishing and administering an annual assessment process relating to the performance of the Board as a whole, the committees of the Board and individual Directors, including the size and composition of the Board.

Committee Charters and Corporate Governance Guidelines

              Each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee operates pursuant to its respective charter, a copy of which is available on the Corporation's website at www.atlanticpower.com under "ABOUT US — Leadership — Board Committee." A copy of the Corporate Governance Guidelines is available on the Corporation's website at www.atlanticpower.com under "ABOUT US — Corporate Governance Guidelines."

Communications with the Board

              Shareholders and other interested parties who wish to communicate with the Chair of the Board or independent Directors as a group, may do so by writing to them at Name(s) of Director(s)/Independent Directors of Atlantic Power Corporation., c/o Corporate Secretary, Atlantic Power Corporation, 200 Clarendon St., Floor 25, Boston, Massachusetts 02116.

MATTER 2: APPOINTMENT OF AUDITORS

              The audit committee of the Corporation (the "Audit Committee") recommends to the Shareholders that KPMG LLP be appointed as the independent auditor of the Corporation, to hold office until the next annual meeting of the Shareholders or until their successor is appointed, and that the Directors be authorized to fix the remuneration of the auditors.

              It is anticipated that a representative of KPMG LLP will attend the Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Vote Required

              The affirmative vote of a majority of the votes cast at the Meeting is required to appoint KPMG LLP as auditors of the Corporation and authorize the Board to fix their remuneration. The persons named in the enclosed Form of Proxy, if not expressly directed to the contrary in such Form of Proxy, will vote such proxies in favour of a resolution to appoint KPMG LLP as auditors of the Corporation and authorize the Directors to fix their remuneration.

 External Auditor Fees

              Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2011 and 2010 were as follows:

Fees	2011	2010
Audit Fees	1,030,000	732,475
Audit-Related Fees(1)	493,000	803,318
Tax Fees	460,000	392,500
All Other Fees	—	—
Total Fees	$1,983,000	$1,928,293

Notes:

(1)
Audit-related fees for the years ended December 31, 2011 and 2010 were for assurance and related services primarily attributable to issuance of a comfort letter and consents in connection with the Registration Statements on Form S-1 and Form 10, proxy statements and a private placement debt offering.

              The Audit Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Corporation by KPMG LLP; however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Corporation if the "de minimus" provisions of Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are satisfied. There were no services provided under the "de minimus" provision in 2011. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

Change in Auditors

              From the time of the Corporation's initial public offering on the Toronto Stock Exchange ("TSX") in 2004, the Canadian firm of KPMG LLP, Chartered Accountants ("KPMG Canada") had served as the Corporation's independent public accounting firm. In April 2010, the Corporation filed an initial registration statement on Form 10 with the United States Securities and Exchange Commission ("SEC"). The registration statement was declared effective on July 21, 2010 and Common Shares began trading on the New York Stock Exchange ("NYSE") on July 23, 2010. Beginning with the first quarter of 2010, the Corporation commenced reporting its financial statements under United States generally accepted accounting principles ("GAAP"), rather than Canadian GAAP as in prior periods.

              In connection with these events, on August 4, 2010, the Audit Committee authorized the appointment of the United States firm of KPMG LLP ("KPMG US") as the Corporation's independent registered public accounting firm for the fiscal year 2010 year-end audit. KPMG Canada's tenure as the Corporation's independent public accounting firm lapsed at the conclusion of the fiscal year 2010 second quarter review.

              The audit report of KPMG Canada on the consolidated financial statements of the Corporation prepared in accordance with United States GAAP as of and for the years ended December 31, 2009 and 2008, as included in the Corporation's registration statement on Form 10 filed with the SEC on July 21, 2010, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report indicated that, as discussed in note 2 to the consolidated financial statements, (i) on January 1, 2009, the Corporation adopted FASB's ASC 805 Business Combinations, (ii) on January 1, 2008, the Corporation changed its method of accounting for fair value measurements in accordance with FASB ASC 820 Fair Value Measurements, and (iii) on January 1, 2007, the Corporation changed its method of accounting for income tax uncertainties in accordance with guidance provided in FASB ASC 740 Income Taxes.

              During the fiscal years ended December 31, 2009 and 2008, and in the interim period from January 1, 2010 through August 4, 2010, there were no disagreements between the Corporation and KPMG Canada on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG Canada, would have caused it to make reference thereto in connection with their report. Additionally, during this time frame there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

              During the years ended December 31, 2009 and 2008 and for the period beginning January 1, 2010 and ending August 4, 2010, neither the Corporation nor anyone acting on its behalf consulted KPMG US with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation's consolidated financial statements, and no written report or oral advice was provided by KPMG US to the Corporation that KPMG US concluded was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Board of Directors, upon recommendation of the Audit Committee, recommends a vote FOR the appointment of KPMG LLP as the auditors of the Corporation and the authorization of the Corporation's Board of Directors to fix such auditors' remuneration.

AUDIT COMMITTEE REPORT

              The members of the Audit Committee of the Board of Directors of the Corporation submit this report in connection with the committee's review of the financial reports for the year ended December 31, 2011 as follows:

(1)
The Audit Committee has reviewed and discussed with management the audited financial statements for the Corporation for the year ended December 31, 2011.

(2)
The Audit Committee has discussed with representatives of KPMG LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

(3)
The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

              Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

              Submitted by the Audit Committee:

    Ken Hartwick, Chair
    Irving Gerstein
    John McNeil
    R. Foster Duncan
    Holli Ladhani

Financial Statements

              The annual report, the financial statements of the Corporation and Proxy Statement for the year ended December 31, 2011 and the auditors' report thereon accompanying this Information Circular and Proxy Statement will be placed before the Shareholders at the Meeting. No formal action will be taken at the Meeting to approve the financial statements. If any Shareholder has questions regarding such financial statements, such questions may be brought forward at the Meeting.

MATTER 3: SPECIAL BUSINESS — NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

              As required by Section 14A of the Exchange Act, the Corporation is seeking an advisory (non-binding) vote on the compensation paid to the Corporation's named executive officers, as disclosed in this Information Circular and Proxy Statement pursuant to the Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. As previously disclosed by the Corporation, the Board of Directors has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next such advisory vote will occur at the 2013 Annual Meeting of Shareholders.

              This vote, commonly known as a Say-on-Pay proposal, gives Shareholders the opportunity to express their views on the compensation of the Corporation's named executive officers. This vote is not intended to address any specific item of compensation, but the overall compensation of the named executive officers and the principles, policies and practices described in this Information Circular and Proxy Statement. As this is an advisory vote, the result will not be binding on the Corporation, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions of Shareholders and intend to take into account the results of the vote when considering future compensation decisions for the named executive officers.

Vote Required

              Advisory approval of the proposal on named executive officer compensation requires the affirmative vote of a majority of the votes cast at the Meeting. The persons named in the enclosed Form of Proxy, if not expressly directed to the contrary in such Form of Proxy, will vote such proxies in favour of a resolution to approve, on a non-binding advisory basis, the compensation of the Corporation's named executive officers.

The Board of Directors, upon recommendation of the Compensation Committee, recommends a vote FOR approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as disclosed in this Information Circular and Proxy Statement.

MATTER 4: SPECIAL BUSINESS — APPROVAL OF THE 2012 EQUITY INCENTIVE PLAN

              At the Meeting, Shareholders will be asked to consider and, if thought advisable, to pass, with or without alteration or modification, a special resolution, the full text of which is set forth below in this Information Circular and Proxy Statement, approving the adoption by the Corporation of the 2012 Equity Incentive Plan, a copy of which is set forth in Schedule B to this Information Circular and Proxy Statement.

Background

              The Board of Directors believes that share-based incentive awards can play an important role in the success of the Corporation by encouraging and enabling the employees and officers of the Corporation and its subsidiaries upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business to acquire a proprietary interest in the Corporation. The Board of Directors anticipates that providing such persons with a direct stake in the Corporation will assure a closer identification of the interests of such individuals with those of the Corporation and its shareholders, thereby stimulating their efforts on the Corporation's behalf and strengthening their desire to remain with the Corporation. The Corporation's Long-Term Incentive Plan (the "LTIP") permits the Corporation to grant notional shares to be earned tied to the Corporation's performance. With the growth in the Corporation, the Board of Directors has concluded that the LTIP is not sufficiently flexible enough to structure different forms of equity grants to meet the needs of the Corporation.

              Accordingly, on April 23, 2012 the Board, upon the recommendation of the Compensation Committee, adopted the 2012 Equity Incentive Plan (the "2012 Incentive Plan"), subject to the approval of the Shareholders and the TSX. The 2012 Incentive Plan increases flexibility of the Compensation Committee to use various equity-based incentive awards as compensation tools to motivate the Corporation's workforce. If the Shareholders approve the 2012 Incentive Plan, going forward, the Corporation will have two different stock plans, the LTIP and the 2012 Incentive Plan.

Summary of Material Features

              The material features of the 2012 Incentive Plan as proposed are:

  •
  The maximum number of Common Shares to be issued under the 2012 Incentive Plan is 250,000;

  •
  The award of restricted stock, unrestricted stock and cash-based awards is permitted;

  •
  Minimum vesting periods are required for grants of restricted stock;

  •
  Certain material amendments to the 2012 Incentive Plan are subject to approval by our shareholders, as described below; and

  •
  The term of the 2012 Incentive Plan will expire on June 22, 2022.

              Based solely on the closing price of our Common Shares as reported by the NYSE on April 27, 2012, the maximum aggregate market value of the Common Shares that could potentially be issued under the 2012 Incentive Plan is $3.6 million. The Common Shares we issue under the 2012 Incentive Plan will be authorized but unissued Common Shares. The Common Shares underlying any awards that are forfeited, canceled or otherwise terminated are added back to the Common Shares available for issuance under the 2012 Incentive Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

              To ensure that certain awards granted under the 2012 Incentive Plan to a "Covered Employee" (as defined in the U.S. Internal Revenue Code of 1986 (the "Code")) qualify as "performance-based compensation" under Section 162(m) of the Code and accordingly, deductible for U.S. tax purposes, the 2012 Incentive Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization; (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (3) changes in the market price of the Common Shares; (4) economic value-added; (5) funds from operations or similar measures; (6) sales or revenue; (7) acquisitions or strategic transactions; (8) product development or quality; (9) operating income (loss); (10) cash flow (including, but not limited to, operating cash flow and free cash flow); (11) return on capital, assets, equity, or investment; (12) shareholder returns; (13) return on sales; (14) gross or net profit levels; (15) productivity; (16) expenses; (17) margins; (18) operating efficiency; (19) customer satisfaction; (20) working capital; (21) earnings (loss) per Common Share; (22) sales or market shares; and (23) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 20,000 Common Shares for any performance cycle. If a performance-based award is payable in cash, it cannot exceed $500,000 for any performance cycle.

Summary of the 2012 Incentive Plan

              The following is a summary of the material provisions of the 2012 Incentive Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the 2012 Incentive Plan, the full text of which is set forth in Schedule B to this Information Circular and Proxy Statement.

              Plan Administration.    The 2012 Incentive Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2012 Incentive Plan. Upon being selected by the Compensation Committee to receive an award, the grantee will receive such number of Common Shares as allocated to them for no further consideration.

              Eligibility.    Persons eligible to participate in the 2012 Incentive Plan will be those full or part-time officers and employees of the Corporation and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. Approximately 277 individuals are currently eligible to participate in the 2012 Incentive Plan, which includes two officers and 275 employees.

              Plan Limits.    If any award of restricted stock granted to an individual is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, then the maximum award shall not exceed 20,000 Common Shares (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $500,000.

    Limitations on Participation.

              No award may be granted under the 2012 Incentive Plan at any time if such grant could result in:

              (a)         the number of Common Shares reserved for issuance under the 2012 Incentive Plan, together with any other security-based compensation arrangement of the Corporation, exceeding 10% of Common Shares then issued and outstanding;

              (b)         the number of Common Shares (i) issued to insiders within any one-year period and (ii) issuable to insiders at any time, under the 2012 Incentive Plan or when combined with all of the Corporation's other security-based compensation arrangements, exceeding 10% of the total issued and outstanding Common Shares;

              Restricted Stock.    The Compensation Committee may award Common Shares to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over such period. Except as may otherwise be provided by the administrator either in the award certificate or in writing after the award is issued, a grantee's rights in any shares of restricted stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Corporation and its subsidiaries.

              Unrestricted Stock Awards.    The Compensation Committee may also grant Common Shares which are free from any restrictions under the 2012 Incentive Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

              Cash-Based Awards.    The Compensation Committee may grant cash bonuses under the 2012 Incentive Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

              Change of Control Provisions.    The 2012 Incentive Plan provides that upon the effectiveness of a "sale event" as defined in the 2012 Incentive Plan, the restrictions and conditions on all outstanding awards will automatically be deemed waived.

              Adjustments for Stock Dividends, Stock Splits, Etc.    The 2012 Incentive Plan requires the Compensation Committee to make appropriate adjustments to the number of Common Shares that are subject to the 2012 Incentive Plan, to certain limits in the 2012 Incentive Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

              Tax Withholding.    Participants in the 2012 Incentive Plan are responsible for the payment of any federal, provincial, state and local taxes that the Corporation is required by law to withhold upon the vesting of awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Corporation to withhold Common Shares to be issued pursuant to the vesting.

    Amendments and Termination.

              The Board may, at any time, amend or discontinue the 2012 Incentive Plan and the administrator of the 2012 Incentive Plan may, at any time, amend or cancel any outstanding award thereunder, in each case for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect rights under any outstanding award without the holder's consent and any such action shall be subject to regulatory approvals, including, where required, the approval of the TSX and the NYSE. No such amendment to the 2012 Incentive Plan or any award shall require the approval of the Corporation's shareholders unless such amendment involves:

              (a)         any increase in the number of shares reserved for issuance under the 2012 Incentive Plan;

              (b)         any reduction in the pricing of awards issuable under the 2012 Incentive Plan or cancellation and reissue of entitlements under the 2012 Incentive Plan;

              (c)          amendments to the persons eligible to participate in the 2012 Incentive Plan that may permit the introduction of non-employee directors on a discretionary basis;

              (d)         any amendment that extends the term of awards beyond the original expiry, if any;

              (e)         an amendment which would permit awards granted under the 2012 Incentive Plan to be transferable or assignable other than for normal estate settlement purposes; or

              (f)          an amendment to the plan amendment provisions contained in the 2012 Incentive Plan.

              Notwithstanding the foregoing, to the extent required under the rules of any securities exchange or market system on which the shares of the Corporation are listed, to the extent determined by the administrator of the 2012 Incentive Plan to be required, amendments shall be subject to approval by the Corporation's shareholders entitled to vote at a meeting of shareholders.

              Except as may otherwise be provided by the administrator either in the award certificate or in writing after the award is issued, if a grantee's employment (or other service relationship) with the Corporation and its subsidiaries terminates for any reason, any restricted stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Corporation be or be deemed to have been reacquired by the Corporation at its original purchase price (if any) from such grantee or such grantee's legal representative, or any trustee holding such restricted stock on behalf of the grantee, simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Corporation by the grantee or rights of the grantee as a shareholder.

              Transferability.    Awards under the 2012 Incentive Plan are not assignable, other than by will or by the laws of descent and distributions or pursuant to a domestic relations order.

              Effective Date and Term of the 2012 Incentive Plan.    The Board of Directors adopted the 2012 Incentive Plan on April 23, 2012 and the 2012 Incentive Plan will become effective on the date it is approved by the Shareholders. No awards may be granted under the 2012 Incentive Plan after the date that is 10 years from the date of Shareholder approval.

New Plan Benefits

              Because the grant of awards under the 2012 Incentive Plan is within the discretion of the Compensation Committee, the Corporation cannot determine the dollar value or number of Common Shares that will in the future be received by or allocated to any participant in the 2012 Incentive Plan.

Tax Aspects Under the Code

              The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2012 Incentive Plan. It does not describe all U.S. federal tax consequences under the 2012 Incentive Plan, nor does it describe state or local tax consequences.

              Awards.    The Corporation generally will be entitled to a tax deduction in connection with an award under the 2012 Incentive Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award vests or becomes non-forfeitable, unless the award provides for a further deferral.

              Parachute Payments.    The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Corporation, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

              Limitation on Deductions.    Under Section 162(m) of the Code, the Corporation's deduction for certain awards under the 2012 Incentive Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2012 Incentive Plan is structured to allow certain awards to qualify as performance-based compensation.

Special Resolution

              The text of the resolution that Shareholders will be asked to consider, approving the 2012 Incentive Plan, is set out below. In the absence of a contrary instruction, the person(s) designated by management of the Corporation in the enclosed form of proxy intend to vote "FOR" the 2012 Incentive Plan resolution.

 BE IT RESOLVED, AS A SPECIAL RESOLUTION OF SHAREHOLDERS THAT:

    1.
    the 2012 Incentive Plan as described in, and attached as Schedule B to, the Corporation's information circular and proxy statement dated April 30, 2012, as may be amended and/or restated from time to time, and approved by the Board of Directors be and is hereby authorized and approved with such amendments as may be approved by the Board of Directors;

    2.
    the Corporation is hereby authorized and approved to continue to grant awards under the 2012 Incentive Plan until June 22, 2022, being the date that is ten years from the date of the annual and special meeting of Shareholders at which this approval is being sought;

    3.
    notwithstanding that this resolution has been duly passed, the Board of Directors may, without further notice to or approval of the Shareholders, revoke this resolution, in whole or in part, at any time prior to the 2012 Incentive Plan becoming effective; and

    4.
    any Director or officer of the Corporation is hereby authorized and directed, for and on behalf of the Corporation, to execute and, if appropriate, deliver and file all other documents and instruments and do all other things as in the opinion of such Director or officer may be necessary or advisable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution, filing or delivery of any such document or instrument, and the taking of any such action.

    The Board of Directors, upon recommendation of the Compensation Committee, having concluded that the 2012 Incentive Plan is in the best interests of the Corporation recommends that Shareholders vote FOR the special resolution to approve the 2012 Incentive Plan.

 Approvals

Shareholder Approval

              In order for the 2012 Incentive Plan resolution above to be passed, it must be approved by the affirmative vote of two-thirds of the votes cast by Shareholders, being those Shareholders present in person or represented by proxy, on the resolution at the Meeting.

              The Directors and named executive officers of the Corporation, who beneficially owned, directly or indirectly, or exercised control or direction over, approximately 0.7% of the outstanding Common Shares as at April 27, 2012, have indicated that they intend to vote in favour of the 2012 Incentive Plan resolution.

              If you return a form of proxy but do not specify how you want your Common Shares voted, the persons named as proxyholders will cast the votes represented by proxy at the Meeting "FOR" the approval of the 2012 Incentive Plan resolution.

TSX Approval

              The 2012 Incentive Plan is subject to the approval of the TSX. The TSX has conditionally approved the 2012 Incentive Plan and the listing of the Common Shares reserved for issuance under the 2012 Incentive Plan, subject to the receipt of Shareholder approval.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

              Until December 31, 2009, the Corporation was managed through a management services agreement with Atlantic Power Management, LLC, which is referred to herein as the "Manager," which was owned by two private equity funds managed by ArcLight Capital Partners, LLC. As such, the Corporation did not have any executive officers or other employees and all of the persons listed in this Information Circular and Proxy Statement as "named executive officers" were employed by the Manager. Effective December 31, 2009, the management services agreement was terminated and all of the employees of the Manager became employees of the Corporation. In addition, Barry Welch, Patrick Welch and Paul Rapisarda entered into executive employment agreements with the Corporation in connection with the termination of the management services agreement.

              The following Compensation Discussion and Analysis ("CD&A") describes the Corporation's compensation policies and practices as they relate to our executive officers identified in the Summary Compensation Table below (the "named executive officers").

2011 Achievements and Highlights

  •
  Acquired Capital Power Income L.P., now Atlantic Power Limited Partnership (the "Partnership"), on November 5, 2011 for a total enterprise value of approximately $1.8 billion, roughly doubling the Company's enterprise value and market capitalization;

  •
  added 18 generation projects and increased the Corporation's net generating capacity by 143% to 2,116 MW, significantly decreasing its dependence on any individual project's performance;

  •
  diversified the Corporation's portfolio by adding plants in new regions of the United States and eight Canadian plants in Ontario and British Columbia and enhancing growth projects for those regions;

  •
  established the Corporation as the owner operator for approximately 50% of its projects;

  •
  retained 100% of Partnership's operations personnel, increasing the Corporation's employee count to 277, and adding offices in Toronto, Vancouver, Chicago and San Diego;

  •
  acquired a 30% interest in Rockland Wind, an 80 MW wind farm in American Falls, Idaho in December 2011, bringing the Corporation's total net generating capacity to 2,140 MW;

  •
  continued construction of 53MW Piedmont biomass facility on schedule and on budget;

  •
  met the Company's guidance for cash generated by projects, exceeding the Board approved 2011 budget; and

  •
  substantially met the Board approved 2011 goals and objectives.

  •
  Aggregate power generation in MWh's for 2011 increased approximately 24% from the previous year primarily due to increased generation from the newly acquired Partnership projects. Weighted average availability of Atlantic Power's projects also increased by 1.3% to 96.5% for the year ended 2011 vs. 2010.

  •
  Project revenue was 46% higher than in 2010.

  •
  Cash available for distribution was 21% higher than in 2010.

Executive Compensation Objectives

              Compensation plays an important role in achieving short and long-term business objectives that ultimately drives business success in alignment with long-term shareholder goals. The objectives of the Corporation's compensation program are to:

  •
  attract and retain highly qualified executive officers with a history of proven success;

  •
  align the interests of the executive officers with Shareholders' interests and with the execution of the Corporation's business strategy;

  •
  establish performance goals that, if met by the Corporation, are expected to improve long-term shareholder value; and

  •
  tie compensation to performance with respect to those goals and provide meaningful rewards for achieving them.

              The Corporation's compensation program is designed to provide competitive rewards for services and incentive for its senior management team to implement both short-term and long-term strategies aimed at increasing shareholder value and aligning the interests of senior management with those of the Shareholders.

              The compensation program of the Corporation has been established in order to compete with remuneration practices of companies similar to the Corporation and those which represent potential competition for the Corporation's executive officers and other employees. In this respect, the Corporation identifies remuneration practices and remuneration levels of companies that are likely to compete for its employees. In designing the compensation program, the Board of Directors focuses on remaining competitive in the market with respect to total compensation for each of the executive officers. However, the Board of Directors does review each element of compensation for market competitiveness and it may weigh a particular element more heavily based on the executive officer's role.

2011 Say on Pay Vote

              At our Annual Meeting of Shareholders held on June 24, 2011, 91.47% of the votes cast on the say-on-pay proposal regarding the executive compensation of our named executive officers identified in our 2011 Information Circular and Proxy Statement were voted in favor of the proposal. The Compensation Committee believes this strong level of support affirms Shareholders' support of the Corporation's approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Corporation's annual 'say-on-pay' votes when making future compensation decision for the named executive officers.

Elements of Executive Compensation

              The compensation of each named executive officer includes a base salary, cash bonus and eligibility for awards under the long-term incentive plan. All compensation decisions for named executive officers are made by the Compensation Committee of the Board of Directors. The Compensation Committee periodically utilizes the services of Hugessen, an independent compensation consultant, to assist it in reviewing its compensation structure. Hugessen does not provide any other services to the Corporation.

Named Executive Officers in 2011

              Our named executive officers in 2011 include Barry E. Welch, our President and Chief Executive Officer, Paul H. Rapisarda, our Executive Vice President — Commercial Development, William B. Daniels, our Vice President — Operations East and John J. Hulburt, our Corporate Controller. We also appointed Lisa Donahue to serve as interim Chief Financial Officer on July 12, 2011 as Patrick J. Welch, our former Chief Financial Officer, resigned on June 10, 2011.

Base salary

              The base salaries for the named executive officers for 2011 were based on a review by the Compensation Committee. This review is based on the level of responsibility, the experience level attained by the relevant named executive officer, competitive salaries for similar positions in the market, and his or her personal contribution to the Corporation's operating and financial performance with a goal to ensure that the base salaries are appropriate and competitive. On the basis of this review by the Board of Directors, Barry Welch's salary was increased from $535,000 to $575,000, Patrick Welch's salary was increased from $259,500 to $310,000, and Paul Rapisarda's salary was increased from $257,500 to $310,000. Lisa Donahue, our interim Chief Financial Officer, serves as an Managing Director of AlixPartners, LLP, with whom we have entered into an agreement for management services relating to fees for Ms. Donahue's services. Accordingly, Ms. Donahue's compensation is not determined by the Compensation Committee.

              Barry Welch.    Prior to December 31, 2009, Barry Welch was the President and Chief Executive Officer of the Manager. Beginning in 2010, Mr. Welch became the President and Chief Executive Officer of the Corporation. For the year ended December 31, 2011, Mr. Welch received a base salary of $575,000 and an annual bonus of $700,000.

              Mr. Welch's base salary was historically established by the Manager, but reviewed by the Corporation's independent directors as part of the annual approval of the Manager's budget, based on his responsibilities, his execution of the Corporation's strategic business plan, whether it is appropriate and competitive relative to compensation of similar positions with competitive peer firms and changes to local cost of living. His salary was unchanged for 2010 and increased by $40,000 for 2011. For 2012, the Compensation Committee approved an increase in Mr. Welch's salary by $125,000 based on a review of peer company data following the Partnership acquisition as well as his accomplishments in achieving the Corporation's goals and objectives and his critical role in executing the Corporation's strategy.

              Patrick Welch.    Prior to December 31, 2009, Patrick Welch was the Chief Financial Officer and Corporate Secretary of the Manager. Beginning in 2010, Mr. Welch became the Corporation's Chief Financial Officer and Corporate Secretary and he resigned from such office on June 10, 2011. For the portion of the year ended December 31, 2011 prior to his resignation, Mr. Welch received a base salary of $141,900 and an annual bonus of $260,000.

              Mr. Welch's base salary was historically established by the Manager, but reviewed by the Corporation's independent directors based on his responsibilities, his role in execution of the Corporation's strategic business plan and whether it is appropriate and competitive relative to compensation of similar positions with competitive peer firms and changes to local cost of living. Mr. Welch's salary was unchanged for 2010 and increased by $50,500 for 2011.

              Paul Rapisarda.    Prior to December 31, 2009, Paul Rapisarda was the Managing Director, Asset Management and Acquisitions of the Manager. Beginning in 2011, Mr. Rapisarda became the Corporation's Executive Vice President — Commercial Development. For the year ended December 31, 2011, Mr. Rapisarda received a base salary of $310,000 and an annual bonus of $260,000.

              Mr. Rapisarda's base salary was historically established by the Manager, but reviewed by the Corporation's independent directors based on his responsibilities, his role in execution of our strategic business plan and whether it is appropriate and competitive relative to compensation of similar positions with competitive peer firms and changes to local cost of living. His salary was unchanged in 2010 and was increased by $52,500 in 2011. For 2012, the Compensation Committee approved an increase in Mr. Rapisarda's salary by $115,000 based on a review of peer company data following the Partnership acquisition as well as his accomplishments in achieving the Corporation's goals and objectives and his critical role in executing the Corporation's strategy.

              William Daniels.    Prior to December 31, 2009, William Daniels was the Director, Asset Management of the Manager. Beginning in 2011, Mr. Daniels became our Vice President — Operations East. For the year ended December 31, 2011, Mr. Daniels received a base salary of $190,000 and an annual bonus of $175,750. In March 2011, Mr. Daniels received a grant of 10,836 notional shares under the amended LTIP with an estimated total fair market value of $129,503 as at the date of grant.

              Mr. Daniels' base salary was historically established by the Manager, but reviewed by the Corporation's independent directors based on his responsibilities, his role in execution of our strategic business plan and whether it is appropriate and competitive relative to compensation of similar positions with competitive peer firms and changes to local cost of living. His salary was unchanged for 2010 and was increased by $5,000 in 2011. Mr. Daniels base salary was increased by $5,000 for 2012.

              John Hulburt.    Prior to December 31, 2009, John Hulburt was the Corporate Controller of the Manager. Beginning in 2010, Mr. Hulburt became the Corporation's Corporate Controller. For the year ended December 31, 2011, Mr. Hulburt received a base salary of $188,000 and an annual bonus of $90,000. In March 2011, Mr. Hulburt received a grant of 9,187 notional shares under the amended LTIP with an estimated total fair market value of $109,795 as at the date of grant.

              Mr. Hulburt's base salary was historically established by the Manager, but reviewed by the Corporation's independent Directors based on his responsibilities, his role in execution of the Corporation's strategic business plan and whether it is appropriate and competitive relative to compensation of similar positions with competitive peer firms and changes to local cost of living. His salary was increased by $5,000 in 2011. Mr. Hulburt's salary was increased by $4,500 for 2012.

Annual cash bonus (non-equity incentive plan compensation)

              Annual cash bonus awards for William Daniels and John Hulburt are discretionary, and generally based on whether or not duties have been performed well based on the relevant named executive officer's success in contributing to the operating and financial performance of the Corporation, including achieving annual goals and objectives approved by the Board. The annual goals and objectives are established at the company level and are broadly based on (i) company growth strategy through acquisitions and organic growth; (ii) operating performance of existing assets; (iii) accounting and finance; (iv) investor relations; and (v) risk management and administrative functions.

              In 2011, William Daniels made significant contributions to the Corporation achieving its goals and objectives pertaining to operating, safety and financial performance of existing projects as well as to the successful acquisition and integration of the Partnership. In 2011, John Hulburt made significant contributions to the Corporation achieving its goals and objectives pertaining to timely issuances of financial statements and other required disclosures and meeting Sarbanes Oxley 404 requirements for internal control over financial reporting with no significant deficiencies or material weaknesses identified in management or external audit testing.

              In the case of Barry Welch, Patrick Welch and Paul Rapisarda, for each of the three years 2009 through 2011 per the terms of their respective employment contracts there are three components: (i) pursuant to arrangements entered into at the time of the internalization of the Manager in December 2009, a portion of the annual cash bonus, identified as "Bonus" in the Summary Compensation Table on page 47, is fixed based on the average amount in 2007 and 2008 of the portion of their bonuses that were paid by the Manager and not reimbursed by the Corporation in such years; (ii) a second component is based on the Corporation's total shareholder return compared to a group of peer companies of the Corporation. For this portion, which is included in the column identified as "Non-equity incentive plan compensation" in the Summary Compensation Table on page 47, a scale establishes a minimum of zero and a maximum of 110% of a target amount equal to $300,000, $130,000 and $130,000 for Barry Welch, Patrick Welch and Paul Rapisarda, respectively. Relative performance at greater than the 10th percentile of the peer group is required to earn the minimum award and at greater than the 85th percentile of the peer group in order to earn the maximum award; and (iii) a discretionary component from zero to a maximum of 20% of the target in (ii) above, which is also included in the column identified as "Non-equity incentive plan compensation" in the Summary Compensation Table on page 47, is based on the Board's assessment of the senior officers' performance in contributing to achievement of the Corporation's approved goals and objectives. Specifically in 2011, the Directors based these assessments on for Barry Welch, his contributions to the achievement of goals related to the Corporation's growth strategy, operating and financial performance, risk management and investor relations and for Paul Rapisarda, his contributions to the achievement of goals related to the Corporation's growth strategy and operating performance of existing assets. In 2011, Barry Welch, Patrick Welch and Paul Rapisarda received for the portion of their bonus compensation based on 2010 relative total shareholder return 80% of their target amounts, and each also received the maximum 20% of such target based on the Board's assessment of the senior officers' performance.

              Total shareholder return refers to the rate of return that a shareholder would earn on an investment in common shares (or, prior to the conversion of IPSs to common shares, IPSs) assuming the investment was held for the entire year and that monthly dividends were reinvested. For 2011, the Compensation Committee included the following companies in the peer group (the "2011 Peer Group") for the purpose of determining the Corporation's relative total shareholder return performance:

  •
  Boralex, Inc.;

  •
  Brookfield Renewable Power Fund;

  •
  Capital Power Income LP;

  •
  Northland Power Income Fund;

  •
  Macquarie Power and Infrastructure Income Fund;

  •
  Innergex Power Income Fund;

  •
  Algonquin Power & Utilities Corp.;

  •
  Maxim Power Corp;

  •
  50 U.S.-listed master limited partnerships in the Alerian Index; and(1)

  •
  22 utilities in the S&P 400 Utility Index(1)

              In 2011, the Corporation's total shareholder performance return ("TSR") of 6.6% was at the 43rd percentile of the Corporation's peer group, as calculated by IPREO.

              While this TSR would result in a 2012 TSR bonus of $150,000 for Barry Welch and $65,000 for Paul Rapisarda and a total 2012 bonus of $610,000 and $221,000, respectively for them, the Compensation Committee elected to exercise its discretion and recommend one-time additional bonus payments of $140,000 for Barry Welch and $79,000 for Paul Rapisarda. This was based on recognizing their achievements related to assessing, financing and closing the transformative acquisition and beginning the successful integration of the Partnership. The Compensation Committee took into account the value to the Corporation of the acquisition and the strong TSR performance after absorbing the impact of the issuance of substantial additional Common Shares in October and November in connection with the acquisition. The Compensation Committee also made one-time LTIP awards to Mr. Welch and Mr. Rapisarda of 15,000 and 12,000 notional shares on March 1, 2012, respectively.

              Annual cash bonus awards for William Daniels and John Hulburt are discretionary, and generally based on whether or not duties have been performed well based on the relevant named executive officer's success in contributing to the operating and financial performance of the Corporation, including achieving annual goals and objectives approved by the Board. The annual goals and objectives are established at the company level and are broadly based on (i) company growth strategy through acquisitions and organic growth; (ii) operating performance of existing assets; (iii) investor relations; and (iv) risk management and administrative functions.

    Annual Bonuses

              For the annual bonus paid in 2011 based on the 2010 performance year, Barry Welch's bonus was determined with one portion fixed at approximately the average level that the Manager's portion of his bonus had been paid for the prior two years, or $400,000. The other portion of Mr. Welch's bonus was determined based on the sum of $240,000 determined by the Corporation's 2010 total shareholder return performance relative to the Corporation's peer group and a maximum $60,000 based on the independent directors' assessment of his performance against annually approved goals and objectives.

              For the 2011 performance year, Barry Welch's annual cash bonus was determined with one portion fixed at approximately the average level that the Manager's portion of his bonus that had been paid for the prior two years, or $400,000. The other portion of Mr. Welch's bonus was determined based on the sum of $150,000 determined by the Corporation's 2011 total shareholder return performance relative to the Corporation's peer group and a maximum of $60,000 based on the independent directors' assessment of his performance against annually approved goals and objectives. Including the one-time additional bonus of $140,000 described above, Mr. Welch's total cash bonus for the 2011 performance year was $750,000.

Notes:

(1)
In 2011 the Compensation Committee approved an expanded peer group to include the first eight in the group above as well as the companies included in the two indices.

              Our former Chief Financial Officer, Patrick Welch's 2011 bonus was determined with one portion fixed at approximately the average level that the Manager's portion of his bonus had been paid for the prior two years, or $130,000. The other portion of Mr. Welch's bonus was determined based on the sum of $104,000 determined by our 2011 total shareholder return performance relative to our peer group and a maximum $26,000 based on the independent directors' assessment of his performance against annually approved goals and objectives. He resigned from the Corporation on June 10, 2011.

              Our interim Chief Financial Officer, Lisa Donahue, did not receive an annual bonus from us for the 2011 performance year as fees for her services are subject to our agreement with AlixPartners, LLP.

              For the annual bonus paid in 2011 based on the 2010 performance year, Mr. Rapisarda's bonus was determined with one portion fixed at approximately the average level that the Manager's portion of his bonus had been paid for the prior two years, or $130,000. The other portion of Mr. Rapisarda's bonus was determined based on the sum of $104,000 determined by our 2011 total shareholder return performance relative to our peer group and a maximum $26,000 based on the independent directors' assessment of his performance against annually approved goals and objectives.

              For the 2011 performance year, Mr. Rapisarda's annual cash bonus was determined with one portion fixed at approximately the average level that the Manager's portion of his bonus had been paid for the prior two years, or $130,000. The other portion of Mr. Rapisarda's bonus was determined based on the sum of $65,000 determined by our 2011 total shareholder return performance relative to our peer group and a maximum of $26,000 based on the independent directors' assessment of his performance against annually approved goals and objectives. Including the one-time additional bonus of $79,000 described above, Mr. Rapisarda's total cash bonus for the 2011 performance year was $300,000.

              Mr. Daniels' 2011 annual bonus was $175,750 which was recommended by the senior executive officers based on his contributions to achieving approved goals and objectives relating to operating and financial performance of our existing projects, and his assistance with the Partnership acquisition and approved by the Compensation Committee. For the 2011 performance year, Mr. Daniels' total cash bonus was $176,000.

              Mr. Hulburt's 2011 annual bonus was $90,000 which was recommended by the senior executive officers based on his contributions to achieving approved goals and objectives related to finance, accounting and internal controls, and approved by the Compensation Committee. For the 2011 performance year, Mr. Hulburt's total cash bonus was $94,000.

Short Term Incentive Plan ("STIP")

              Under the senior officers' employment agreements a three-year STIP structure was in place since the prior management agreement was terminated in December 2009. The cash bonuses paid in January 2012 were the last ones to be determined under that framework so the Compensation Committee developed and approved a new methodology. The new framework will be applicable to performance year 2012 and beyond. Senior officers' performance will be evaluated utilizing the following four components:

	CEO	CFO	EVP- Commercial Development
1. Performance of Existing Portfolio	20%	30%	30%
a. Project Adjusted EBITDA vs. Board approved budget
b. Cash flow from projects vs. guidance
c. Approved commercial and operating goals
d. Environmental Health & Safety
2. Growth	30%	20%	30%
a. Capital committed vs. goal
b. Building acquisition pipeline
c. Demonstrable synergies and integration.
3. Financial & Risk Management	20%	30%	20%
a. Effective capital raises
b. Broadening investor base
c. Approved risk management objectives
d. Expanded analyst coverage and strengthened credit rating
4. Discretionary	30%	20%	20%
a. Leadership and strategic planning
b. Hiring,mentoring, development and succession planning
c. Commitment, energy level and creativity
d. Overall effectiveness individually and on senior officer team
Target ranges for STIP as percentages of base salaries	75-150%	50-100%	50-100%

Long Term Incentive Plan ("LTIP")

              The named executive officers and other employees of the Corporation are eligible to participate in the LTIP as determined by the Board of Directors. The purpose of the LTIP is to align the interests of named executive officers with those of the Shareholders and to assist in attracting, retaining and motivating key employees of the Corporation by making a significant portion of their incentive compensation directly dependent upon the achievement of critical strategic, financial and operational objectives that are critical to ongoing growth and increasing the long-term value of the Corporation, as well as providing an opportunity to increase their share ownership over time. The LTIP is designed to help achieve short-term compensation objectives by setting yearly performance targets that trigger various levels of grants and also to achieve longer term objectives and assist in retention through the use of both a three-year vesting period and possible forfeiture of awards if certain levels of performance are not achieved during each grant's vesting period.

              The following description applies to the Corporation's initial LTIP, approved by Shareholders in June 2006 and amended in June 2008. For each performance period (being, generally, a period of one calendar year commencing on January 1 of each year), the independent directors establish LTIP award percentages that will determine the amount (based on a percentage of base salary) that each participant is entitled to receive under the LTIP if certain levels of target project cash flow for the performance period are achieved. Project cash flow is based on cash flows generated by the Corporation's projects less management fees, administrative expenses, corporate interest, taxes and any other adjustments determined by the independent directors, which discretion is exercised narrowly and may reflect either increases or decreases to project cash flow performance. LTIP awards for each performance period are determined by the independent directors based on the Corporation's actual cash flow compared to the target projected cash flow. In making this determination, the independent directors have discretion to consider other factors, related to the Corporation's performance. If certain levels of target project cash flow are achieved as determined by the independent directors, the named executive officer will be eligible to receive a number of notional units (including fractional units) to be calculated by dividing an incentive amount (based on the LTIP award percentages and the named executive officer's base salary) by the market price per IPS. The market price per IPS is defined in the LTIP as the weighted average closing price of IPSs on the TSX for the five days immediately preceding the applicable day. Notional units are meant to track the investment performance of IPSs, including IPS market prices and distributions. Any notional units granted to a participant in respect of a performance period will be credited to a notional unit account for each participant on the determination date for such performance period. Each notional unit is entitled to receive distributions equal to the distributions on an IPS, to be credited in the form of additional notional units immediately following any distribution on the IPSs. Subsequent to the Corporation's conversion to a common share structure in December 2009, all references to "IPS" in the LTIP were changed to "Common Shares" and all references to distributions on IPSs were changed to dividends on common shares. In addition, from 2010 onward, the discretion with respect to the determination of awards rests with the Board of Directors, rather than independent directors.

              For grants under the LTIP, one-third of the notional units in a participant's notional unit account for a performance period vest on the 13-month anniversary following the determination date for such performance period, 50% of the notional units remaining in a participant's notional unit account for a performance period vest on the second anniversary date of the determination date for such performance period, and all remaining notional units in a participant's notional unit account for a performance period vest on the third anniversary of the determination date for such performance period.

              On the applicable vesting date for notional units held in a participant's notional unit account, the Corporation redeems such vested notional units as follows: (i) one-third by lump sum cash payment (generally intended to be withheld toward payment of taxes that will be owed due to the vesting), and (ii) the remaining two-thirds by an exchange for common shares. Notwithstanding the foregoing, a named executive officer may elect to redeem such notional units for 100% common shares upon prior written notice of such election. All issuances of common shares on redemption of notional units under the LTIP are subject to compliance with applicable securities laws. In addition, the Board of Directors has the discretion to redeem notional units 100% with cash and has exercised this discretion for all notional units vested since the inception of the LTIP through 2010, except for those that have vested in the notional unit accounts of the Corporation's senior officers. This was due to constraints with regard to U.S. securities laws, which are no longer relevant since the company has registered with the SEC and listed on the NYSE, so all listings in 2011 and beyond should follow the vesting approach in (i) and (ii) above for all employees.

              If the net cash flows (as determined by the Board of Directors) achieved in a performance period are less than 80% of the target project cash flow previously approved by the Board of Directors for that performance period, all notional units having a vesting date in the next performance period will be cancelled, will no longer be redeemable for common shares and the executive officers will forfeit all rights, title and interest with respect to such notional units, unless otherwise expressly determined by the Board of Directors, as administrators of the LTIP.

              The aggregate number of Common Shares that may be issued under the LTIP upon the redemption of notional units is 1,000,000 Common Shares, which represents 0.9% of the issued and outstanding Common Shares, subject to increase or decrease by reason of amalgamation, rights offerings, reclassifications, consolidations or subdivisions, or as may otherwise be permitted by applicable law and the TSX. The total number of notional units granted under the LTIP is 485,781, which represents 0.4% of the issued and outstanding Common Shares. The total number of Common Shares issuable under actual grants is 485,781,which represents 0.4% of the issued and outstanding Common Shares.

              Except with the approval of shareholders, no notional shares may be granted where such grant could result, at any time, in:

              (a)         the number of Common Shares reserved for issuance to participants pursuant to the redemption of notional shares together with any other common share compensation arrangement exceeding 10% of Common Shares then issued and outstanding;

              (b)         the number of Common Shares issuable to insider participants, at any time under the LTIP pursuant to the redemption of notional shares and any other common share compensation arrangements, exceeding 10% of Common Shares then issued and outstanding; or

              (c)          the number of Common Shares issued to insider participants, within any one-year period, under the LTIP pursuant to the redemption of notional shares and any other common share compensation arrangements, exceeding 10% of Common Shares then issued and outstanding.

              The Board of Directors may terminate, modify or amend the LTIP, without securityholder approval, at any time in such manner and to such extent as they deem advisable, subject to applicable corporate, securities and tax law requirements and the requirements of the TSX, provided that any such action may not adversely affect any rights already acquired under the LTIP to such date. The amendments that may be made by the independent directors to the LTIP include, without limitation, the vesting and redemption dates for notional units and the persons who may qualify as "Eligible Persons" under the LTIP provided that any change to the "Eligible Persons" does not have the potential of broadening or increasing insider participation. A participant may not assign or transfer any right or interest in the LTIP. All unvested notional units are forfeited by a participant on the date he or she ceases to be employed by the Corporation or its subsidiaries, except in the case of death, disability, retirement or change of control (in certain circumstances, as described below). If the employment of a participant is terminated in connection with the death, retirement or upon a change of control (in the case of a change of control, where termination is by the participant for good reason or by the Corporation without cause) prior to the applicable vesting date, all notional units credited to the participant's notional unit account will vest or be deemed to have vested effective the date immediately prior to the date of such termination of the participant's employment. If the employment of a participant is terminated due to the disability of the participant prior to the applicable vesting date, all notional units credited to the participant's notional unit account will vest on the vesting date as if the participant continued to be actively employed until the applicable vesting date.

    2010 LTIP Amendments

              In 2009, Hugessen was retained to assist the Board in assessing the Corporation's existing LTIP and proposing several design changes. The purpose of the LTIP changes was to further align the interests of the Corporation's officers and employees with Shareholders and to assist in attracting, retaining and motivating the Corporation's key employees.

              In early 2010, the Board of Directors approved amendments to the LTIP. The amendments did not impact grants for the 2009 performance year or unvested notional shares related to grants made prior to the 2010 amendments. The amended LTIP became effective for grants beginning with the 2010 performance year and was approved by the Shareholders at the annual general meeting held on June 29, 2010.

              Under the amended LTIP, the notional shares granted to plan participants have the same characteristics as the notional shares under the old LTIP. However, the number of notional shares granted is currently based, for senior executives, entirely on the Corporation's total shareholder return compared to the group of peer companies included in the 2011 Peer Group and, for employees that are not senior executives, performance measurement is weighted 1/3rd based on the Corporation's total shareholder return compared to a the 2011 Peer Group, and 2/3rd based on the achievement of a simplified net project cash flow measure. In addition, vesting of notional shares for senior executives occurs on a three-year cliff basis as opposed to ratable vesting over three years under the old LTIP. Pursuant to each senior executive's employment agreement, each senior executive receives a grant at the beginning of each three-year performance period in an amount equal to his base salary. The grant vests at the end of the three-year performance period in an amount ranging from 0% up to a maximum of 150% of the sum of units initially granted plus dividend equivalent rights received during the performance period. In addition, on May 14, 2010, each senior executive received a grant equal to one-third of his base salary (the "2010 Transition Award") and a grant equal to two-thirds of his base salary (the "2011 Transition Award"). The 2010 Transition Awards vested on March 31, 2011 in an amount equal to 125% of the sum of the initial grant plus dividend equivalent rights received during the vesting period, based on the Corporation's total shareholder return in 2010 compared to the 2011 Peer Group. The 2011 Transition Awards vested on February 28, 2012 in an amount equal to 109% of the sum of the initial grant, plus dividend equivalent rights received during the vesting period, based on the total shareholder return of the Corporation during 2010 and 2011 compared to the 2011 Peer Group. The Compensation Committee considered the senior officers' contributions to the Partnership and, consistent with their approach to the 2011 performance year STIP award, elected to use their discretion to make a one-time special award of 15,000 and 12,000 units to Barry Welch and Paul Rapisarda respectively. These units and associated dividend equivalent rights will vest ratably over three years. Named executive officers other than senior executives are eligible for an annual award under the LTIP ranging from 0% to 100% of their annual base salary.

    2011 LTIP Amendments

              Effective as of November 5, 2011, being the closing date for the Corporation's acquisition of the Partnership, the Board of Directors and the Compensation Committee approved certain amendments to the LTIP in the form of a fourth amended and restated LTIP to provide for participation by certain designated employees who performed functions related to the Partnership's business ("New Employees") who became employees of the Corporation following the closing of the acquisition and certain other updates and clarifying amendments to the LTIP. Shareholder approval of these amendments was not required under the terms of the LTIP. The description below is qualified in its entirety by the text of the fourth amended and restated LTIP available on SEDAR at www.sedar.com.

              The amendments related to the acquisition included revisions to certain defined terms to appropriately reflect that participants in the LTIP may be employees of subsidiaries of the Corporation and located in Canada and to provide the administrators of the LTIP with increased flexibility in the administration of the LTIP by granting them authority to (i) adopt rules and regulations for implementing the LTIP; (ii) determine when notional shares will be granted to eligible persons, the vesting period for each grant of notional shares and whether any adjustment(s) (performance-related or otherwise) will apply prior to vesting of any notional shares granted; (iii) adjust the size of any previously-approved pool for awards available for allocation among LTIP participants who are not officers and the membership of such non-officer group; (iv) interpret and construe the provisions of the LTIP; (v) alter or adjust any provision that is expressly provided in the LTIP in circumstances so as to operate the LTIP as objectively as possible; (vi) subject to regulatory requirements, make exceptions to the LTIP in circumstances which they determine to be exceptional; (vii) impose certain conditions at the date of grant for any notional shares, which would have to be met for an LTIP participant to be entitled to redeem notional shares granted; and (viii) make amendments to the LTIP in accordance with the amendment provisions contained therein. The peer group applied in determining potential performance adjustments to certain awards under the LTIP has been changed from a scheduled list to a group of entities determined by the administrators from time to time in their sole discretion.

              The Board of Directors also approved certain updates and clarifying amendments, including an update to the definition of "Insider Participant" to reflect the current TSX definition of "insider", and clarifying that notional shares held by non-officer participants vest in respect of one-third of such notional shares after each of the first three anniversaries of the date that the Board of Directors approves the audited financial statements of the Corporation for a given fiscal year of the Corporation.

              In connection with the November 5, 2011 amendments, the Board of Directors approved certain grants of notional shares under the LTIP to the New Employees in an aggregate dollar amount of Cdn$830,680 to replace similar equity compensation such New Employees had been entitled prior to employment by the Corporation upon closing of the acquisition. The terms of these grants are as follows: (i) the number of notional shares to be credited to the notional share account for each New Employee was determined by dividing the portion of the aggregate dollar amount allocated to such New Employee by the Market Price per Common Share (as defined in the LTIP) on November 5, 2011; (ii) the notional shares credited to each New Employee's notional share account on November 5, 2011 vest in respect of one-third of such notional shares after each of the first three anniversaries of the Financial Statement Approval Date (as defined in the LTIP) for fiscal year 2011 of the Corporation with no performance-related adjustments; and (iii) other than the foregoing, the notional shares credited to the New Employee's notional share account are subject to the terms and conditions of the LTIP treating each New Employee as a Non-Officer Group Participant (as defined in the LTIP).

    2011 LTIP Awards

              On March 31, 2011, Barry Welch received a grant of 38,134 notional shares under the amended LTIP for the 2011-2013 performance period. In accordance with the LTIP, the LTIP award for the 2011-2013 performance year for all senior officers was set at 100% of their base salary. Vesting of this award after three years will be based on the 2011-2013 relative TSR performance.

              On March 31, 2011, Patrick Welch received a grant of 20,559 notional shares under the amended LTIP for the 2011-2013 performance period. In accordance with the LTIP, the LTIP award for the 2011-2013 performance year for all senior officers was set at 100% of their base salary. Patrick Welch forfeited these and all other unvested national shares upon his resignation on June 10, 2011.

              On March 31, 2011, Mr. Rapisarda received a grant of 20,559 notional shares under the amended LTIP for the 2011-2013 performance period. In accordance with the LTIP, the LTIP award for the 2011-2013 performance year for all senior officers was set at 100% of their base salary. Vesting of this award after three years will be based on the 2011-2013 relative TSR performance.

              LTIP awards to Mr. Daniels are based on his contribution to achieving target levels of a cash flow measure that are approved each year by our independent directors and to the Corporation achieving relative total shareholder return performance, as well as progress in successfully executing our strategic plan and goals and objectives, which are approved by the Compensation Committee each year. Vesting of this award occurs rateably over the three-year period immediately following the LTIP award. Based on our actual cash flow compared to the project cash flow levels, and the actual relative total shareholder return performance, Mr. Daniels' LTIP award in 2011 was set at 68% of base salary and was granted by the Board of Directors on March 31, 2011.

              LTIP awards to Mr. Hulburt are based on his contribution to achieving target levels of a cash flow measure that are approved each year by our independent directors and to the Corporation achieving relative total shareholder return performance, as well as progress in successfully executing our strategic plan and goals and objectives, which are approved by our Compensation Committee each year. Vesting of this award occurs rateably over the three-year period immediately following the LTIP award. Based on our actual cash flow compared to the project cash flow levels, and the actual relative total shareholder return performance, Mr. Hulburt's LTIP award for the 2010 performance year was set at 58% of base salary and was granted by the Board of Directors on March 31, 2011.

              On February 29, 2012 Barry Welch and Paul Rapisarda received annual grants with a value equal to their 2012 salaries of $700,000 and $425,000 respectively.

    2012 LTIP Amendments

              In 2012, the Compensation Committee reviewed the LTIP for the Corporation's senior officers and considered changes in light of both changes to the scale and complexity of the Corporation as well as input about plans for similar companies, especially those in the U.S. which is the relevant market for the Corporation's senior officers. Based on this review, the Compensation Committee approved certain changes to the LTIP for 2012. Under the revised LTIP, total shareholder return will be replaced as the exclusive measure of performance for the Corporation's senior officers with a combined measure based on project adjusted EBITDA per share, free cash flow, growth cash flow and relative total shareholder return. In determining the total score under the revised LTIP for a fiscal year, each of these four metrics will be given an equal 25% weighting and the combined score will serve as a guideline for the Compensation Committee in determining a senior officer's LTIP award. The Compensation Committee will have discretion to adjust a senior officer's LTIP award based on the long term progress of the Corporation or other factors determined relevant by the Compensation Committee. Awards under the revised LTIP will be made annually based on the performance over the applicable fiscal year and will vest as to one third over each of the three years following the year of the award. The quantum of awards under the revised LTIP will range from zero to a cap of $2.8 million for the CEO and $1.5 million for the EVP—CFO and EVP—Commerical Development. For 2012, the midpoint targets for each of the four performance measures have been set as follows: (1) project adjusted EBITDA per share—$2.98 to $3.03; (2) free cash flow—$140.3 million to $143.1 million; (3) growth cash flow—$18.5 million to $21.7 million; and (4) relative total shareholder return—56th to 65th percentile. If each of these target ranges were achieved in 2012, the recommended award for our CEO would be $1.5 million and for our CFO and our Executive Vice President—Commercial Development would be $750,000.

Employment Agreements

              In connection with the termination of the management services agreement with the Manager on December 31, 2009, the Corporation entered into employment agreements with each of Barry Welch, Patrick Welch and Paul Rapisarda, who were previously employees of the Manager. (The employment agreement with Mr. Patrick Welch has been terminated in connection with his resignation.) To assist in the structuring and negotiation of the employment contracts, the Corporation's independent directors employed Hugessen to review and advise on their terms to ensure that the employment agreements were consistent with best practices in the marketplace. We believe that the consideration of a change in control transaction will create uncertainty regarding the continued employment of our senior executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to focus on seeking the best return for our Shareholders and to remain employed with the Corporation during an important time when their prospects for continued employment following a change in control transaction are often uncertain, we have agreed in the employment agreements to provide for severance benefits in the event the officer's employment is terminated under certain circumstances in connection with a change in control of the Corporation. In exchange for such severance protection, each executive officer agreed to certain non-competition and non-solicitation limitations following certain termination events.

              For a description of the employment agreement change in control benefits provided to Barry Welch and Paul Rapisarda, see the sections of this Information Circular and Proxy Statement titled "Employment Contracts" and "Termination and Change in Control Benefits."

401(k) Matching Contributions

              The Corporation also makes annual matching contributions to each named executive officer's 401(k) plan account based upon a predetermined formula. The purpose of the matching contributions is to supplement the named executive officer's personal savings toward future retirement as the Corporation has no other pension plan for them. The matching for the named executive officers is a dollar-for-dollar match with the employee's 401(k) contribution, up to the maximum allowed by Internal Revenue Service ("IRS") regulations. The IRS maximum contribution in 2011 was $16,500 for participants under age 50 and $22,000 for participants 50 and over.

Compensation Committee Report

              The Compensation Committee of the Board of Directors of the Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Information Circular and Proxy Statement.

              Submitted by the Compensation Committee:

Ken Hartwick, Chair
Irving Gerstein
John McNeil
R. Foster Duncan
Holli Ladhani

Summary Compensation Table

              The following table sets forth a summary of salary and other annual compensation paid for 2011, 2010 and 2009 to each named executive officer (in US$).

Name and principal position	Year	Salary	Bonus(1)	Stock awards(2)	Non-equity incentive plan compensation	All other compensation(3)	Total Compensation
Barry E. Welch	2011	575,000	400,000	575,170	350,000	22,000	1,922,170
Director, President and	2010	535,000	400,000	1,587,088	300,000	22,000	2,844,088
Chief Executive Officer	2009	535,000	400,000	472,500	300,000	22,000	1,729,500
Lisa Donahue(4)	2011	603,000	—	—	—	—	603,000
Interim Chief Financial Officer
Patrick J. Welch(5)	2011	141,910	—	310,088	—	16,500	468,498
Former Chief Financial	2010	259,500	130,000	769,798	130,000	16,500	1,305,798
Officer and Corporate Secretary	2009	259,000	130,000	226,800	130,000	16,500	762,300
Paul H. Rapisarda	2011	310,000	130,000	310,088	170,000	22,000	942,088
Executive Vice	2010	257,500	130,000	763,873	130,000	22,000	1,303,373
President — Commercial Development	2009	257,500	130,000	225,000	130,000	22,000	764,500
William B. Daniels	2011	190,000	—	129,503	176,000	22,000	517,503
Vice President —	2010	185,000	—	129,524	175,750	22,000	512,274
Operations East	2009	185,000	—	110,500	166,500	22,000	484,000
John J. Hulburt	2011	188,000	—	109,795	94,000	16,500	408,295
Corporate Controller	2010	183,000	—	108,015	90,000	16,500	397,515
	2009	180,000	—	87,500	80,000	12,601	360,101

Notes:

(1)
Represents the fixed portion of annual cash bonus for 2009 through 2011 payable per the terms of each executive officer's employment contract executed in connection with the management internalization in December 2009.

(2)
The amounts shown under "Stock awards" reflect the grant date fair value of notional shares granted during the year under the terms of the LTIP and are calculated in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of these awards are described in Note 14 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011. A portion of the awards granted to senior officers in 2011 contain a performance condition. Assuming the highest level of performance is achieved, the total fair value of awards for 2011 would be $862,754 for Barry Welch and $465,133 for Paul Rapisarda. The amounts shown do not include dividend equivalent rights that accrued on notional units.

(3)
Amounts represent company matching contributions to the 401(k) plan accounts of each executive officer.

(4)
Ms. Donahue, a managing director of AlixPartners, has served as our interim Chief Financial Officer since July 2011. Ms. Donahue's services as Chief Financial Officer were provided pursuant to an agreement with AlixPartners. We are unable to determine the amount received by Ms. Donahue in connection with her services to us in 2011, as we did not compensate Ms. Donahue directly; rather, Ms. Donahue was compensated independently pursuant to separate arrangements between her and AlixPartners. Under our agreement with AlixPartners, we incurred $603,000 in 2011 for Ms. Donahue's services. The agreement with AlixPartners and the total amount incurred by us in 2011 under this agreement, is described at " —Employment Contracts" and "— Certain Relationships and Related Transactions".

(5)
Patrick Welch resigned from the Corporation on June 10, 2011.

              Following are plan-based awards during the year ended December 31, 2011 for each named executive officer.

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards(1)
								Grant date fair value of LTIP awards (US$)(2)
Name	Grant date	Minimum (US$)	Target (US$)	Maximum (US$)	Minimum (#)	Target (#)	Maximum (#)
Barry E. Welch	N/A	525,000	700,000	1,050,000
	3/31/11				—	N/A	57,201	575,170
Lisa Donahue(3)	N/A	—	N/A	N/A
					—	N/A	N/A	N/A
Paul H. Rapisarda	N/A	212,500	318,750	425,000
	3/31/11				—	N/A	30,839	310,088
William B. Daniels	N/A	—	146,250	195,000
	3/31/11				10,836	10,836	10,836	129,503
John J. Hulburt	N/A	—	77,000	96,250
	3/31/11				9,187	9,187	9,187	109,795

Notes:

(1)
The amounts shown for William Daniels and John Hulburt represent the fixed number of notional units granted for the 2010 performance year that was approved by the Board of Directors. The amounts shown for Barry Welch and Paul Rapisarda represent grants under the amended LTIP, which are subject to a performance-based vesting condition. Amounts shown do not include dividend equivalent rights that accrue on notional shares.

(2)
Amounts are calculated in accordance with FASB ASC Topic 718.

(3)
As Managing Director of AlixPartners, Ms. Donahue is not eligible to participate in grants of plan-based awards.

Outstanding Share-Based Awards

              The following table sets forth, for each named executive officer, all share-based awards outstanding under the terms of the LTIP as of December 31, 2011:

Name	Number of shares or notional shares that have not vested(1)(2)	Market or pay-out value of share-based awards that have not vested (US$)(2)	Equity Incentive Plan Awards: Number of unearned shares or notional shares that have not vested(1)(2)	Equity Incentive Plan Awards: Market or payout value of unearned shares or notional shares that have not vested(2)
Barry E. Welch	193,187	2,762,574	125,833	1,799,412
Lisa Donahue(3)	—	—	—	—
Paul H. Rapisarda	95,139	1,360,488	62,900	899,470
William B. Daniels	27,484	393,021	—	—
John J. Hulburt	22,736	325,125	—	—

Notes:

(1)
Notional shares granted under the LTIP vest in accordance with the amended plan over a period of up to a maximum of three years.

(2)
This amount includes notional shares credited under the LTIP to the notional share account of the named executive officer for monthly dividends through December 31, 2011.

(3)
Lisa Donahue has acted as Interim CFO since July 2011, but is not an employee and therefore is not eligible for awards under LTIP.

Stock Vested

              The following table sets forth, for each named executive officer, the value of all share-based incentive plan awards vested during the year ended December 31, 2011:

Name	Number of shares acquired on vesting (US$)	Value realized on vesting (US$)
Barry E. Welch	97,363	1,468,234
Lisa Donahue	N/A	N/A
Patrick J. Welch	46,909	707,388
Paul H. Rapisarda	37,441	564,610
William B. Daniels	16,760	252,741
John J. Hulburt	9,215	138,962

Employment Contracts

              Each of Barry Welch (President and Chief Executive Officer) and Paul Rapisarda (Executive Vice President-Commercial Development) are parties to employment agreements with the Corporation. Each of the employment agreements provides the respective officer with the following: (i) an initial annual base salary, which is subject to annual review; (ii) eligibility for a performance-based annual cash bonus; (iii) eligibility to participate in the LTIP; and (iv) certain other customary employee benefits. Under the employment agreements, the annual base salary is evaluated each calendar year and for 2011 for Barry Welch and Paul Rapisarda was $575,000 and $310,000, respectively. The guaranteed portion of cash bonuses for 2011 for Barry Welch and Paul Rapisarda were $400,000 and $130,000, respectively.

              Effective July 12, 2011, the Corporation entered into an arrangement with AlixPartners to provide various accounting and financial consulting services. Pursuant to the arrangement, the Corporation announced the appointment of Lisa Donahue of AlixPartners as interim Chief Financial Officer and engaged other consultants from AlixPartners, the services of each of whom are billed by AlixPartners.

Termination and Change in Control Benefits

              Each named senior executive officer's employment agreement provides that if the respective officer is terminated without cause within 90 days preceding or one year after a change in control or if he resigns within that time period because certain further triggering events have occurred including a constructive dismissal, reduction in salary or benefits, relocation, change in position of employment or reporting relationships, or the Corporation's breach of the employment agreement, then the following are paid or provided under the employment agreement: (i) his salary and bonus pro-rated through the termination date; (ii) a termination payment equal to three times the average (in the case of Barry Welch) or one times the average (in the case of Paul Rapisarda), during the last two years, of the sum of the respective officer's: (a) base salary, (b) annual cash bonus, and (c) the most recent matching contribution to his 401(k) plan; (iii) immediate vesting of all previous awards under the LTIP which had not yet vested; (iv) continuation of all employee benefits for a period of two years (in the case of Barry Welch) or one year (in the case of Paul Rapisarda) following termination; and (v) costs of outplacement services customary for senior executives at the respective officer's level for a period of 12 months following termination with the cost capped at $25,000. The Compensation Committee has approved an amendment to Paul Rapisarda's employment agreement to provide that his termination payment as described in (ii) of the preceding sentence will be two times the average, during the last two years, of the sum of Mr. Rapisarda's (a) base salary, (b) annual cash bonus, and (c) the most recent matching contribution to his 401(k) plan. The employment agreements also contain non-competition and non-solicitation limitations on each of the officers following certain termination events. The non-competition restrictions apply for a period of one year or one month (in the case of Barry Welch) or a period of one month or six months (in the case of Paul Rapisarda) following termination depending on the circumstances of the termination and the non-solicitation restrictions apply for a period of two years (in the case of Barry Welch) or one year (in the case of Paul Rapisarda) following the date of termination.

              In each senior executive officer's employment agreement, the term "Change in Control" means the occurrence of any of the following events: (i) the sale, lease or transfer to any person or group, in one or a series of related transactions, of the Corporation's assets, directly or indirectly, which assets generated more than 50% of the Corporation's cash flow in a 12-month period ended on the last day of the most recent fiscal quarter to any person or group; (ii) the adoption of a plan related to the Corporation's liquidation or dissolution; (iii) the acquisition by any person or group of a direct or indirect interest in more than 50% of the Corporation's common shares or voting power; (iv) the Corporation's merger or consolidation with another person with the effect that immediately after such transaction Shareholders immediately prior to such transaction hold, directly or indirectly, less than 50% of the voting control over the person surviving such merger or consolidation; or (v) the Corporation enters into any agreement providing for any of the foregoing; or the date which is 90 days prior to a definitive announcement of any of the foregoing whichever is earlier, and the transaction contemplated thereby is ultimately consummated.

              If Barry Welch or Paul Rapisarda is terminated for cause, then he will be entitled to all vested benefits under all incentive compensation or other plans in accordance with the terms and conditions of such plan, however he will not be entitled to the payments or benefits listed in items (i) through (v) in the second preceding paragraph above, except as may be required by applicable law. "Cause" is defined in each employment agreement as "a termination by reason of the Corporation's good faith determination that the executive (i) engaged in willful misconduct in the performance of his duties, (ii) breached a fiduciary duty to the Corporation for personal profit to himself, (iii) after determination by a court of competent jurisdiction, willfully violated any law, rule or regulation of a governmental authority with jurisdiction over the executive or the Corporation at the time and place of such violation (other than traffic violation or similar offenses) or any final cease and desist order of a court or other tribunal of competent jurisdiction, or (iv) materially and willfully breached this Agreement. No act, or failure to act, on the executive's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that this action or failure to act was in the best interest of the Corporation."

              The following table provides, for each of the foregoing senior executive officers, an estimate of the payments payable by us, assuming a termination for any reason other than cause, including the occurrence of the triggering events described above. The amounts shown assume that such termination was effective as of December 31, 2011 and thus only include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of each such officer's separation from the Corporation.

Name	Type of payment	Termination payment(1) (US$)	2011 Pro-rata bonus (US$)	Vesting of stock based compensation (US$)	Employee benefits (US$)	Total (US$)
Barry E. Welch	Termination without cause or in connection with change of control	3,966,000	700,000	2,762,574	74,860	7,503,434
Paul H. Rapisarda	Termination without cause or in connection with change of control	585,250	260,000	1,360,488	49,930	2,255,668

Note:

(1)
Includes three times the average (in the case of Barry Welch) or one times the average (in the case of Paul Rapisarda), during the last two years, of the sum of the respective officer's: (a) base salary, (b) annual Bonus, and (c) the most recent matching contribution to his 401(k) plan.

Compensation Risk Assessment

              The Corporation has reviewed the Corporation's compensation policies and practices for all employees and concluded that any risks arising from the Corporation's policies and programs are not reasonably likely to have a material adverse effect on the Corporation. The Corporation believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. The corporation reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

  •
  allocation of compensation between cash compensation and long-term equity compensation, combined with the vesting schedule under LTIP, discourages short-term risk taking;

  •
  approach of goal setting, setting of targets with payouts at multiple levels of performance, capping the amount of the Corporation's incentive payouts, and evaluation of performance results assist in mitigating excessive risk-taking;

  •
  compensation decisions include subjective considerations, which limit the influence of formulae or objective factors on excessive risk taking; and

  •
  business does not face the same level of risks associated with compensation for employees at financial services firms (traders and instruments with a high degree of risk).

 Compensation of Directors

Director Fees

              Each independent director is entitled to receive an annual retainer of $50,000, plus $10,000 of value in deferred share unit ("DSU") and $1,500 per meeting attended in person or $750 per meeting attended by phone. The Chairman, chair of the Audit Committee and Compensation Committee receive an additional $$25,000, 15,000 and 10,000 per year respectively. Directors are reimbursed for out-of-pocket expenses for attending meetings. Directors also participate in the insurance and indemnification arrangements described below.

Equity Ownership Guideline

              On April 24, 2007, the Board of Directors adopted an equity ownership guideline for independent Directors. The guideline provides that by April 24, 2010 (for existing independent directors) or within three years of their initial election (for new independent directors), each independent director should own equity securities of the Corporation (which will include notional shares issued under the deferred share unit plan described below), representing an investment by each independent director of three times their current annual retainer.

Deferred Share Unit Plan

              On April 24, 2007, the Board of Directors established a deferred share unit plan ("DSU Plan") for Directors. Under the DSU Plan, each non-management Director is entitled to elect to have fees paid to them by the Corporation for their services as directors contributed to the DSU Plan. All fees contributed to the DSU Plan are credited to such director in the form of notional shares representing the current market price of the Corporation's common shares at the time of contribution. For so long as the participant continues to serve on the Board of Directors, dividends accrue on the notional shares consistent with amounts declared by the Board of Directors on the Corporation's common shares and additional notional shares representing the dividends are credited to the participant's notional share account. Notional shares credited to the participant's notional share account may be redeemed only when a participant no longer serves on the Board of Directors for any reason or upon a reorganization of the Corporation.

              The following table describes director compensation for non-management directors for the year ended December 31, 2011. Directors who are also officers of the Corporation are not entitled to any compensation for their services as a director.

Name	Fees earned or paid in cash (US$)	Stock Awards (US$)*		Total compensation (US$)
Irving R. Gerstein	84,500	—		84,500
Kenneth M. Hartwick	47,250	47,250	(1)	94,500
John A. McNeil	80,500	—		80,500
Holli Ladhani	36,250	36,250	(2)	72,500
R. Foster Duncan	80,500	—		80,500

Notes:

*
Reflects the grant date fair value of DSUs awarded in 2011 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(1)
Mr. Hartwick has elected to defer 50% of his 2011 fees in the DSU Plan.

(2)
Ms. Ladhani has elected to defer 50% of her 2011 fees in the DSU Plan.

Compensation Committee Interlocks and Insider Participation

              During 2011, Messrs. Gerstein, Hartwick, McNeil and Duncan and Ms. Ladhani served as members of the Compensation Committee of the Board of Directors of the Corporation.

              Mr. Barry Welch was involved in making recommendations to the Compensation Committee regarding compensation for the other two senior executives, and all three senior executives were involved in making recommendations regarding compensation of the other two named executive officers. During 2011, none of the executive officers of the Corporation has served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Corporation; (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Corporation; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Corporation.

Certain Relationships and Related Transactions

              Effective July 12, 2011, the Corporation entered into an arrangement with AlixPartners to provide various accounting and financial consulting services. Pursuant to the arrangement, the Corporation announced the appointment of Lisa Donahue of AlixPartners as interim Chief Financial Officer and engaged other consultants from AlixPartners, the services of each of whom are billed by AlixPartners. Ms. Donahue is a Managing Director of AlixPartners. We are unable to determine the amount received by Ms. Donahue in connection with her services to us in 2011, as we did not compensate Ms. Donahue directly; rather, Ms. Donahue was compensated independently pursuant to separate arrangements between her and AlixPartners. Under our agreement with AlixPartners, we incurred $1,065,312 in the aggregate in 2011, including $603,000 for Ms. Donahue's services.

Policies and Procedures for Review of Transactions with Related Persons

              The Board of Directors has adopted written policies and procedures with respect to related party transactions and will review and approve all relationships and transactions in which the Corporation and any of the its Directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of its voting securities and their family members, have a direct or indirect material interest. In approving or rejecting such proposed relationships and transactions, the Board shall consider the relevant facts and circumstances available and deemed relevant to this determination. The Nominating and Governance Committee is responsible under its charter for monitoring compliance with the Code of Business Conduct and Ethics.

    EQUITY COMPENSATION PLAN INFORMATION

              The following table provides information as of December 31, 2011 regarding the LTIP, the only equity compensation plan of the Corporation or its subsidiaries.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plan(1)(2)
Equity compensation plans approved by security holders:	485,781	590,314

Notes:

(1)
Assumes that the participants elect to receive 100% Common Shares upon redemption. This amount does not include future credits to the notional share accounts of participants related to monthly dividends paid on the Common Shares.

(2)
The maximum aggregate number of Common Shares that may be issued under the original LTIP and the amended LTIP upon redemption of notional shares is 1,000,000 shares.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth information regarding the beneficial ownership of Common Shares of the Corporation as of April 27, 2012 with respect to:

  •
  each person (including any "group" of persons as that term is used in Section 13(d)(3) of the Exchange Act) who is known to the Corporation to be the beneficial owner of more than 5% of the outstanding Common Shares (none as of April 27, 2012);

  •
  each of the Directors of the Corporation;

  •
  each of the named executive officers of the Corporation; and

  •
  all of the Directors and the executive officers of the Corporation as a group.

              The address of each beneficial owner listed in the following table is c/o Atlantic Power Corporation, 200 Clarendon Street, Floor 25, Boston, MA 02116.

              Except as otherwise indicated in the footnotes to the following table, the Corporation believes, based on the information provided to it, that the persons named in the following table have sole voting and investment power with respect to the shares they beneficially own, subject to applicable community property laws.

Name of beneficial owner	Number of Common Shares beneficially owned		Percentage of Common Shares beneficially owned(1)
Directors and named executive officers
Irving R. Gerstein	10,579	(2)	*
Kenneth M. Hartwick	63,676	(2)	*
John A. McNeil	12,679	(2)	*
R. Foster Duncan	2,612	(2)	*
Holli Ladhani	4,967	(2)	*
Barry E. Welch	454,004	(3)	*
Patrick J. Welch(4)	89,205		*
Lisa J. Donahue	—		*
Paul H. Rapisarda	164,058	(3)	*
William B. Daniels	22,255	(3)	*
John J. Hulburt	24,701	(3)	*
All directors and executive officers as a group (10 persons)(5)	759,531		*

Notes:

*
Less than 1%

(1)
The applicable percentage ownership is based on 113,680,643 common shares issued and outstanding as of April 27, 2012.

(2)
Common Shares beneficially owned include units held in the Corporation's deferred share unit plan of 179 for Irving R. Gerstein, 61,676 for Kenneth M. Hartwick, 179 for John A. McNeil, 1,112 for R. Foster Duncan and 4,967 for Holli Ladhani.

(3)
Common Shares beneficially owned include unvested notional shares granted under the Corporation's LTIP of 171,147 for Barry E. Welch, 95,407 for Paul H. Rapisarda, 21,322 for William B. Daniels and 18,701 for John J. Hulburt.

(4)
Patrick J. Welch is no longer employed by the Corporation. Information with respect to Patrick J. Welch's beneficial ownership is as of June 10, 2011, the date of his resignation from the Corporation.

(5)
Patrick J. Welch is not included in this group.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Exchange Act requires the Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) reports they file.

              Based solely on a review of the reports furnished to the Corporation, the Corporation believes that during the year ended December 31, 2011, the Corporation's officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except that a Form 4 filed by the Corporation on behalf of each of Barry Welch, Patrick Welch and Paul Rapisarda on January 4, 2011, May 11, 2011 and May 24, 2011 was late with respect to five, five and one transactions, respectively, relating to dividend equivalent rights accrued on the units granted under the LTIP and a Form 4 filed by the Corporation on behalf of each of Holli Ladhani and Kenneth Hartwick on January 4, 2011, May 11, 2011 and May 24, 2011 was late with respect to six, two and one transactions, respectively, relating to the deferred share units granted under the DSU Plan.

Directors' and Officers' Insurance and Indemnification

              The Corporation has obtained a directors' and officers' policy of insurance for Directors and officers of the Corporation and its subsidiaries that provides an aggregate limit of liability to the insured directors, officers and Corporations of $40 million.

              The articles of the Corporation also provide for the mandatory indemnification of the Directors and officers from and against liability and costs in respect of any action or suit against them in connection with the execution of their duties of office, subject to certain limitations.

Indebtedness of Directors and Officers

              For the year ended December 31, 2011, there was no indebtedness of any current or former officers or Directors of or any of its subsidiaries entered into in connection with a purchase of securities of the Corporation or its subsidiaries or for any other purpose.

Interest of Informed Persons in Material Transactions

              To the knowledge of the Directors, other than as disclosed under the headings "Directors' and Officers' Insurance and Indemnification" and "Certain Relationships and Related Transactions," no executive officer, Director or proposed nominee for election as a Director, or any associate or affiliate of any such persons, had any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any material transaction with the Corporation since the commencement of the Corporation's last financial period.

              The Board of Directors will review and approve all relationships and transactions in which the Corporation and any of the its Directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of its voting securities and their family members, have a direct or indirect material interest. In approving or rejecting such proposed relationships and transactions, the Board shall consider the relevant facts and circumstances available and deemed relevant to this determination. The Nominating and Governance Committee is responsible under its charter for monitoring compliance with the Code of Business Conduct and Ethics.

Shareholder Proposals for 2013 Annual Meeting

              Shareholder proposals intended to be presented at the next annual meeting of shareholders and which are to be considered for inclusion in the Corporation's information circular and proxy statement and form of proxy for that meeting, must be received by the Corporation on or before January 25, 2013. The form and content of proposals must also comply with British Columbia's Business Corporations Act, the Corporation's governing statute, and with the rules of the SEC governing the form and content of proposals in order to be included in the Corporation's information circular and proxy statement and form of proxy. Any such proposals should be mailed to the Corporate Secretary at Atlantic Power Corporation, 200 Clarendon St., Floor 25, Boston, Massachusetts 02116, with a copy to Atlantic Power Corporation, c/o Goodmans, 355 Burrard Street, Suite 1900, Vancouver, British Columbia V6C 2G8.

              Pursuant to British Columbia's Business Corporations Act, any shareholder proposals received after January 25, 2013 or otherwise not in compliance with the form and content referenced above, will not be included in the Corporation's information circular and proxy statement for the 2013 annual meeting of shareholders and will not be considered by shareholders at the meeting.

Shareholder Communications

              Shareholders who wish to communicate with any of the Directors or the Board of Directors as a group, may do so by writing to them at Name(s) of Directors(s)/Board of Directors, c/o Corporate Secretary, Atlantic Power Corporation, 200 Clarendon St., Floor 25, Boston, Massachusetts 02116. All correspondence will be promptly forwarded by Corporate Secretary to the addressee.

ADDITIONAL INFORMATION

              Financial information is provided in the Corporation's comparative financial statements and the MD&A. Copies of the Corporation's financial statements for the year ended December 31, 2011, together with the auditors' report thereon, the MD&A, the Corporation's annual report on Form 10-K and this Information Circular are available upon written request from Corporate Secretary of the Corporation, 200 Clarendon Street, 25th Floor, Boston, Massachusetts 02116. The Corporation may require payment of a reasonable charge if the request is made by a person who is not a Shareholder. These documents and additional information relating to the Corporation may also be found on SEDAR at www.sedar.com, on EDGAR at www.sec.gov and on the Corporation's website at www.atlanticpower.com.

OTHER BUSINESS

              The Directors and management are not aware of any matters intended to come before the Meeting other than those items of business set forth in the attached Notice of Meeting accompanying this Information Circular and Proxy Statement. If any other matters properly come before the Meeting, it is the intention of the persons named in the Form of Proxy to vote in respect of those matters in accordance with their judgment.

 APPROVAL OF DIRECTORS

              The contents and the sending of this Information Circular and Proxy Statement to the Shareholders have been approved by the Board of Directors.

BY ORDER OF THE BOARD OF DIRECTORS
Dated: April 30, 2012	"Irving Gerstein"
Chair of the Board of Directors Atlantic Power Corporation

SCHEDULE A

MANDATE OF THE BOARD OF DIRECTORS

ATLANTIC POWER CORPORATION

CHARTER OF THE BOARD OF DIRECTORS

              The purpose of this charter is to set out the mandate and responsibilities of the board of directors (the "Board") of Atlantic Power Corporation (the "Issuer").

Composition

              The Board shall be constituted with a majority of individuals who qualify as "independent directors" as defined in National Instrument 52-110 — Audit Committees.(1) The Board collectively should possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of the Issuer's business and affairs.

(1)
See Appendix B.

Responsibilities of the Board of Directors

              The Board is responsible for the stewardship of the Issuer and in that regard shall be specifically responsible for:

  i.
  adopting a strategic planning process and approving, on at least an annual basis, a budget, and evaluating and discussing a strategic plan for the upcoming year which takes into account, among other things, the opportunities and risks of the Issuer's business and investments;

  ii.
  to the extent feasible, satisfying itself as to the integrity of the Chief Executive Officer and senior officers of the Issuer that such officers create a culture of integrity throughout the organization as well as satisfying itself that the Chief Executive Officer is effectively assessing the integrity of the other senior officers of the Issuer and its subsidiaries;

  iii.
  the identification of the principal risks of the Issuer's business and ensuring the implementation of appropriate systems to manage these risks;

  iv.
  ensuring that the Issuer has adopted processes, procedures and controls that are designed to ensure compliance with all applicable laws and legal requirements;

  v.
  adopting a communication policy which enables the Issuer to communicate effectively and addresses how the Issuer interacts with all of its stakeholders, including analysts and the public, contains measures for the Issuer to avoid selective disclosure and is reviewed at such intervals or times as the Board deems appropriate;

  vi.
  with the assistance of the senior offices of the Issuer, reviewing and making recommendations to the board of managers of Atlantic Holdings with respect to all asset acquisitions and/or dispositions of the Issuer and/or any of its subsidiaries;

  vii.
  ensuring the integrity of the Issuer's internal control and management information systems;

  viii.
  from time to time, establishing and maintaining committees as it determines necessary or appropriate, but which at all times shall include:

    (a)
    a standing audit committee (the "Audit Committee");

    (b)
    standing compensation committee (the "Compensation Committee"); and

    (c)
    a standing nominating and corporate governance committee (the "Nominating Committee").

  ix.
  reviewing and reassessing the adequacy of the charters of the Audit Committee, Compensation Committee and Nominating Committee at such intervals or times as the Board deems appropriate;

  x.
  receiving recommendations of the Audit Committee respecting, and reviewing and approving, the audited, interim and any other publicly announced financial information of the Issuer;

  xi.
  receiving recommendations of the Compensation Committee respecting the compensation of the Chief Executive Officer and other senior officers of the Issuer, reviewing and considering the results of the Compensation Committee's evaluations of the Issuer's overall compensation and significant human resource plans, policies and programs and reviewing and approving the Compensation Discussion and Analysis to be included in the Issuer's annual proxy circular based on the recommendations of the Compensation Committee;

  xii.
  receiving recommendations of the Nominating Committee regarding proposed nominees for the Board, the composition of the Board (including size and membership) and the committees of the Board, succession planning, and with respect to the Issuer's approach to governance and its corporate governance policies;

  xiii.
  meeting regularly with management to receive reports respecting the performance of the Issuer, new and proposed initiatives, the Issuer's business and investments, management concerns and any areas of concern involving the Issuer; and

  xiv.
  meeting regularly without management and non-independent directors.

              While the Board is called upon to "manage" the business and affairs of the Issuer, the Issuer has delegated responsibility for managerial and executive oversight and certain administrative services to the Chief Executive Officer and other senior officers of the Issuer. Reciprocally, the senior officers shall keep the Board fully informed of the progress of the Issuer and its subsidiaries towards the achievement of their established goals and of all material deviations from the goals or objectives and policies established by the Board in a timely and candid manner.

              It is recognized that every director in exercising powers and discharging duties must act honestly and in good faith with a view to the best interest of the Issuer. Directors must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In this regard, they will comply with their duties of honesty, loyalty, care, diligence, skill and prudence.

              In addition, directors are expected to carry out their duties in accordance with policies adopted by the Board from time to time, the current policy being annexed hereto as Appendix"A".

              It is expected that of the Issuer's senior officers will co-operate in all ways to facilitate compliance by the Board with its legal duties by causing the Issuer and its subsidiaries to take such actions as may be necessary in that regard and by promptly reporting any data or information to the Board that may affect such compliance.

Responsibilities of Chair

              The role and responsibilities of the Chair of the Board are set out below:

  i.
  the Chair shall be expected to attend and chair meetings of the Board of the Issuer and securityholders of the Issuer;

  ii.
  the Chair shall be an independent director;

  iii.
  the Chair shall not be expected to and shall not perform policy making functions other than in his or her capacity as a director of the Issuer. The Chair shall not have the right or entitlement to bind the Issuer in his or her capacity as Chair;

  iv.
  the Chair shall provide direction with respect to the dates and frequencies of Board meetings and related committee meetings and the Chair shall liaise with the Chief Executive Officer of the Issuer to prepare Board meeting agendas;

  v.
  the Chair shall ensure that the Board understands the boundaries between Board and management responsibilities; and

  vi.
  the Chair shall ensure that the Board carries out its responsibilities effectively, which will involve the Board meeting on a regular basis without management present and will include acting as a liaison between the independent directors and the Issuer's senior officers, and may involve assigning responsibility for administering the Board's relationship with management to a committee of the Board.

Decisions Requiring Prior Approval of the Board of Directors

              Approval of the Board shall be required for:

  i.
  dividends;

  ii.
  significant acquisitions/dispositions;

  iii.
  related party transactions;

  iv.
  the annual budget for the Issuer;

  v.
  the public dissemination of any financial information;

  vi.
  the issuance or repurchase of securities of the Issuer;

  vii.
  establishing or revising the charters of committees of the Board; and

  viii.
  any other matter that would give rise to a "material change" to the Issuer.

              In considering related party transactions, when appropriate, the Board will review a report of an independent financial advisor in making their decision. The foregoing list is intended to specify particular matters requiring Board approval and is not intended to be an exhaustive list.

Measures for Receiving Shareholder Feedback

              All publicly disseminated materials of the Issuer shall provide for a mechanism for feedback of securityholders. Persons designated to receive such information shall be required to provide a summary of the feedback to the directors on a semi-annual basis or at such other more frequent intervals as they see fit.

Meetings

              The Board will meet not less than four times per year: three meetings to review quarterly results; and one prior to the issuance of the annual financial results of the Issuer. A quorum for the meetings shall be a majority of the directors then holding office.

              From time to time directors may be asked to participate in Board retreats which may last one to three days.

Meeting Guidelines

              Directors will be expected to have read and considered the materials sent to them in advance of each meeting, and to be prepared to discuss the matters contained in such materials at the meeting. Administrative matters (e.g., bank signing resolutions, etc.) which require a vote will be batched for voting purposes. Directors will be expected to ask questions relating to batched items in advance of the meeting. The notice of meeting will highlight significant matters to be dealt with at each meeting so that directors can focus on reviewing the related materials. The senior officers of the Issuer will be made accessible to directors at Board meetings and Board committee meetings to fulfill their obligations.

Remuneration

              Remuneration shall be at a level which will attract and motivate professional and competent members.

Telephone Board Meetings

              A director may participate in a meeting of the directors or in a committee meeting by means of telephone, electronic or such other communications facilities as permit all persons participating in the meeting to communicate with each other and a director participating in such a meeting by such means is deemed to be present at the meeting.

              While it is the intent of the Board to follow an agreed meeting schedule as closely as possible, it is felt that, from time to time, with respect to time sensitive matters telephone Board meetings may be required to be called in order for directors to be in a position to better fulfill their legal obligations. Alternatively, management may request the directors to approve certain matters by unanimous consent.

 Expectations of Management

              The senior officers of the Issuer shall be required to report to the Board at the request of the Board on the performance of the Issuer, new and proposed initiatives, the Issuer's business and investments, management concerns and any other matter the Board or its Chair may deem appropriate. In addition, the Board expects the senior officers of the Issuer to promptly report to the Chair of the Board any significant developments, changes, transactions or proposals respecting the Issuer or its subsidiaries.

APPENDIX A

POLICY OF PRACTICES FOR DIRECTORS

Attendance at Meetings

              Each director is expected to have a very high record of attendance at meetings of the Board, and at meetings of each Board committee on which the director sits. A director is expected to:

  i.
  advise the Chair as to planned attendance at Board and committee meetings shortly after meeting schedules have been distributed;

  ii.
  advise the Chair as soon as possible after becoming aware that he or she will not be able to attend a meeting; and

  iii.
  attend a meeting by conference telephone if unable to attend in person.

Preparation for Meetings

              Directors are expected to carefully review and consider the materials distributed in advance of a meeting of the Board or a committee of the Board. Directors are also encouraged to contact the Chair, the Chief Executive Officer of the Issuer and any other appropriate officers to ask questions and discuss agenda items prior to meetings.

Conduct at Meetings

              Directors are expected to ask questions and participate in discussions at meetings, and to contribute relevant insights and experience. In discussions at meetings, a director should:

  i.
  be candid and forthright;

  ii.
  not be reluctant to express views contrary to those of the majority;

  iii.
  be concise and, in most circumstances, respect the time constraints of a meeting; and

  iv.
  be courteous to and respectful of other directors and guests in attendance.

Knowledge of the Issuer's Business

              Directors are expected to be knowledgeable with respect to the various fields and divisions of business of the Issuer. Although the senior officers of the Issuer have a duty to keep the Board informed about developments in the Issuer's business, directors have a primary duty of care and diligence, which includes a duty of inquiry. Directors should:

  i.
  ask questions of the Issuer's senior officers and other directors/managers, at meetings and otherwise, to increase their knowledge of the business of the Issuer;

  ii.
  familiarize themselves with the risks and challenges facing the business of the Issuer;

  iii.
  read all internal memoranda and other documents circulated to the directors, and all reports and other documents issued by the Issuer for external purposes;

  iv.
  insist on receiving adequate information from the Issuer's senior officers with respect to a proposal before Board approval is requested;

  v.
  familiarize themselves with the Issuer's competitors by, among other things, reading relevant news, magazine and trade journal articles; and

  vi.
  familiarize themselves with the legal and regulatory framework within which the Issuer carries on its business.

Personal Conduct

              Directors are expected to:

  i.
  exhibit high standards of personal integrity, honesty and loyalty to the Issuer;

  ii.
  project a positive image of the Issuer to news media, the financial community, governments and their agencies, securityholders and employees;

  iii.
  be willing to contribute extra efforts, from time to time as may be necessary including, among other things, being willing to serve on committees of the Board; and

  iv.
  disclose any potential conflict of interest that may arise with the business or affairs of the Issuer and, generally, avoid entering into situations where such conflicts could arise or could reasonably be perceived to arise.

Independent Advice

              In discharging its mandate, the Board shall have the authority to retain (and authorize the payment by the Issuer of) and receive advice from, special legal, accounting or other advisors and outside consultants if appropriate.

Other Directorships and Significant Activities

              The Issuer values the experience directors bring from other boards on which they serve and other activities in which they participate, but recognizes that those boards and activities also may present demands on a director's time and availability and may present conflicts or legal issues, including independence issues. No director should serve on the board of a competitor or of a regulatory body with oversight of the Issuer. Each director should, when considering membership on another board or committee, make every effort to ensure that such membership will not impair the director's time and availability for his or her commitment to the Issuer. Directors should advise the Chair of the Board and the Chief Executive Officer before accepting membership on other public corporation boards of directors or any audit committee or other significant committee assignment on any other board of directors, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments or a change in the director's relationship to the Issuer.

APPENDIX B

DEFINITIONS

"independent director" means a director who has no direct or indirect material relationship with the Issuer.(2)

"material relationship" means a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a member's independent judgement. Without limiting the generality of the foregoing, the following individuals are considered to have a material relationship with the Issuer:(3)

    (a)
    an individual who is, or has been within the last three years, an employee or executive officer(4) of the Issuer;

    (b)
    an individual whose immediate family member is, or has been within the last three years, an executive officer of the Issuer;

    (c)
    an individual who:

    (i)
    is a partner(5) of a firm that is the Issuer's internal or external auditor,

    (ii)
    is an employee of that firm, or

    (iii)
    was within the last three years a partner or employee of that firm and personally worked on the Issuer's audit within that time;

    (d)
    an individual whose spouse, minor child or stepchild, or child or stepchild who shares a home with the individual:

    (i)
    is a partner of a firm that is the Issuer's internal or external auditor,

    (ii)
    is an employee of that firm and participates in its audit, assurance or tax compliance (but not tax planning) practice, or

    (iii)
    was within the last three years a partner or employee of that firm and personally worked on the Issuer's audit within that time;

(2)
For the purpose of the definitions of "independent director" and "material relationship" in this Appendix, "Issuer" includes a subsidiary entity of the Issuer and a parent of the Issuer, as applicable.

(3)
An individual will not be considered to have a material relationship with the Issuer solely because he or she had a relationship identified in this definition if that relationship ended before March 30, 2004 or, if such relationship was with a subsidiary entity of the Issuer or a parent of the Issuer, that relationship ended before June 30, 2005. An individual will not be considered to have a material relationship with the Issuer solely because the individual or his or her immediate family member has previously acted as an interim chief executive officer of the Issuer or acts, or has previously acted, as a chair or vice-chair of the Board or of any Board committee of the Issuer on a part-time basis.

(4)
An "executive officer" includes any individual who performs a policy-making function in respect of the entity.

(5)
A partner does not include a fixed income partner whose interest in the firm that is the internal or external auditor is limited to the receipt of fixed amounts of compensation (including deferred compensation) for prior service with that firm if the compensation is not contingent in any way on continued service.

    (e)
    an individual who, or whose immediate family member, is or has been within the last three years, an executive officer of an entity if any of the Issuer's current executive officers serves or served at that same time on the entity's compensation committee; and

    (f)
    an individual who received, or whose immediate family member who is employed as an executive officer of the Issuer received, more than $75,000 in direct compensation(6) from the Issuer during any 12-month period within the last three years.(7)

(6)
Direct compensation does not include: (a) remuneration for acting as a member of the Board or of any Board committee of the Issuer; and (b) the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Issuer if the compensation is not contingent in any way on continued service.

(7)
An individual who: (a) has a relationship with the Issuer pursuant to which the individual may accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Issuer or any subsidiary entity of the Issuer, other than as remuneration for acting in his or her capacity as a member of the Board or any Board committee, or as a part-time chair or vice-chair of the Board or any Board committee; or (b) is an affiliated entity of the Issuer or any of its subsidiary entities, is considered to have a material relationship with the Issuer. The indirect acceptance by an individual of any consulting, advisory or other compensatory fee includes acceptance of a fee by: (a) an individual's spouse, minor child or stepchild, or a child or stepchild who shares the individual's home; or (b) an entity in which such individual is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Issuer or any subsidiary entity of the Issuer. Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Issuer if the compensation is not contingent in any way on continued service.

SCHEDULE B

2012 EQUITY INCENTIVE PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

              The name of the plan is the Atlantic Power Corporation 2012 Equity Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers and employees of Atlantic Power Corporation (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

              The following terms shall be defined as set forth below:

              "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

              "Administrator" means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

              "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

              "Associate" has the meaning ascribed by the Securities Act (Ontario).

              "Award" or "Awards" except where referring to a particular category of grant under the Plan, shall include Restricted Stock Awards, Unrestricted Stock Awards and Cash-Based Awards.

              "Award Certificate" means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

              "Board" means the Board of Directors of the Company.

              "Cash-Based Award" means an Award entitling the recipient to receive a cash-denominated payment.

              "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

              "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

              "Effective Date" means the date on which the Plan is approved by shareholders as set forth in Section 16.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

              "Fair Market Value" of a Share on any given date means, (i) where such value is required to be expressed in Canadian dollars, the Canadian-dollar closing price of Shares on the Toronto Stock Exchange on such date and, (ii) in any other case, the U.S. dollar closing price of Shares on the New York Stock Exchange on such date. If no Shares are traded on the New York Stock Exchange or the Toronto Stock Exchange, as the case may be, on such date, then Fair Market Value of a Share means the Canadian or U.S. dollar closing price of Shares on the Toronto Stock Exchange or New York Stock Exchange, as the case may be, on the immediately preceding date on which Shares are traded.

              "Insider" means a participant in the Plan who is a "reporting insider" as defined in National Instrument 55-104 — Insider Reporting Requirements and Exemptions, and also includes Associates and Affiliates of the Insider.

              "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

              "Performance-Based Award" means any Restricted Stock Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

              "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Shares, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, shareholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per Share, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

              "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award or Cash-Based Award. Each such period shall not be less than 12 months.

              "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

              "Person" means any individual, issuer, partnership, business trust, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

              "Restricted Stock" means Shares that are the subject of a Restricted Stock Award and deemed as fully paid for the purposes of Business Corporations Act (British Columbia).

              "Restricted Stock Award" means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

              "Sale Event" shall mean (i) the sale, lease or transfer to any person or group, in one or a series of related transactions, of the assets of Company which assets generated more than 50% of the Company's total cash distributions received from the assets owned, directly or indirectly, by the Company in a 12-month period ended on the last day of the most recent fiscal quarter, to any person or group, (ii) the adoption of a plan related to the liquidation or dissolution of the Company; (iii) the acquisition by any person or group of a direct or indirect interest in more than 50% of (x) the Shares; or (y) the voting power of the Company; by way of purchase, merger, or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction), (iv) the merger or consolidation of the Company with or into another person or the merger of another person into the Company with the effect that immediately after such transaction the shareholders of the Company immediately prior to such transaction hold, directly or indirectly, less than 50% of the voting control over the person surviving such merger or consolidation, in each case other than the creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result as such transaction, or (v) the Company enters into an agreement providing for any of the foregoing, or the date which is 90 days prior to a definitive announcement by the Company of any of the foregoing, whichever is earlier, and the transaction contemplated thereby is ultimately consummated; provided, however, that for the purposes of this definition, the sale of any Shares (or equivalent thereof) pursuant to a public offering shall not constitute a Sale Event.

              "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by shareholders of the Company, per Share pursuant to a Sale Event.

              "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

              "Shares" means the common shares of the Company, subject to adjustments pursuant to Section 3(b).

              "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

              "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

              "Unrestricted Stock Award" means an Award of Shares free of any restrictions.

SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

              (a)    Administration of Plan.    The Plan shall be administered by the Administrator.

              (b)    Powers of Administrator.    Subject to Section 13 hereof, the Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

                       (i)  to select the individuals to whom Awards may from time to time be granted;

                      (ii)  to determine the time or times of grant, and the extent, if any, of Restricted Stock Awards, Unrestricted Stock Awards and Cash-Based Awards, or any combination of the foregoing, granted to any one or more grantees;

                    (iii)  to determine the number of Shares to be covered by any Award, subject to section 3(a) hereof;

                     (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

                      (v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award, provided that the Administrator generally shall not exercise such discretion to accelerate Awards subject to Section 5 except in the event of the grantee's death, disability or retirement, or a change in control (including a Sale Event) or as otherwise provided in an applicable employment agreement; and

                     (vi)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

              All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

              (c)    Award Certificate.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

              (d)    Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

              (e)    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws or as may be advisable in light of foreign tax considerations applicable to the Company or a participant in the Plan; (iv) subject to Section 13 hereof, establish subplans and modify settlement procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental or regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or the Securities Act (British Columbia) or any other applicable United States or Canadian securities law, the Code, the Income Tax Act (Canada) or any other applicable United States or Canadian governing statute or law.

SECTION 3.    SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

              (a)    Shares Issuable.    The maximum number of Shares reserved and available for issuance under the Plan shall be 250,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled or otherwise terminated shall be added back to the Shares available for issuance under the Plan. Notwithstanding the foregoing, Shares tendered or held back upon settlement of an Award, or withheld in connection therewith pursuant to Section 10(b), to cover any required tax withholding shall not be added to the Shares authorized for issuance under the Plan. Subject to such overall limitations and the limitations set out below, Shares may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan shall be authorized but unissued Shares.

              Additionally, no Award may be granted under the Plan at any time if such grant could result in:

                       (i)  the number of Shares reserved for issuance under the Plan, together with any other security-based compensation arrangement of the Company, exceeding 10% of Shares then issued and outstanding; or

                      (ii)  the number of Shares (i) issued to Insiders within any one-year period and (ii) issuable to Insiders at any time, under the Plan or when combined with all of the Company's other security-based compensation arrangements, exceeding 10% of the total issued and outstanding Shares.

              (b)    Changes in Shares.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's share capital, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award.

The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

              (c)    Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, all Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the time immediately prior to the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator's discretion. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate unless the parties thereto agree to cause the assumption or continuation by the successor entity of Awards theretofore granted or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares, as such parties shall agree.

SECTION 4.    ELIGIBILITY

              Grantees under the Plan will be such full or part-time officers and other employees of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.    RESTRICTED STOCK AWARDS

              (a)    Nature of Restricted Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

              (b)    Rights as a Shareholder.    Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 5(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company, or otherwise held in trust for the benefit of the grantee, until such Restricted Stock is vested as provided in Section 5(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe. Restricted Stock may not be voted by the grantee until it becomes vested.

              (c)    Restrictions.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 13 below, in writing after the Award is issued, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be or be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative, or any trustee holding such Restricted Stock on behalf of the grantee, simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that is represented by physical certificates, the holder of such certificates shall surrender such certificates to the Company upon request without consideration.

              (d)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 13 below, in writing after the Award is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 5(c) above.

SECTION 6.    UNRESTRICTED STOCK AWARDS

              Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 7.    CASH-BASED AWARDS

              Grant of Cash-Based Awards.    The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Administrator determines.

SECTION 8.    PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

              (a)    Performance-Based Awards.    Any employee who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

              (b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

              (c)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

              (d)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 20,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $500,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 9.    TRANSFERABILITY OF AWARDS

              (a)    Transferability.    During a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

              (b)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to settle any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 10.    TAX WITHHOLDING

              (a)    Payment by Grantee.    Each grantee shall be solely responsible for all federal, provincial, state and local taxes resulting from his or her receipt of or the vesting of an Award or of any Shares or other amounts received thereunder. The Company and its Subsidiaries shall, to the extent permitted or required by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or share certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee, if not otherwise satisfied by the Company.

              (b)    Payment in Shares.    Subject to approval by the Administrator, the Company may satisfy the minimum required tax withholding obligation, in whole or in part, by withholding from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) equal to the withholding amount due, and remitting such amount to the applicable taxation authorities.

SECTION 11.    SECTION 409A AWARDS

              To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 12.    TRANSFER, LEAVE OF ABSENCE, ETC.

              For purposes of the Plan, the following events shall not be deemed a termination of employment:

              (a)         a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

              (b)         an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 13.    AMENDMENTS AND TERMINATION

              The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award, in each case for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect rights under any outstanding Award without the holder's consent and any such action shall be subject to regulatory approvals, including, where required, the approval of the Toronto Stock Exchange and the New York Stock Exchange. No such amendment to the Plan or any Award shall require the approval of the Company's shareholders unless such amendment involves:

              (a)         any increase in the number of Shares reserved for issuance under the Plan;

              (b)         any reduction in the pricing of Awards issuable under the Plan or any cancellation and reissue of Awards under the Plan;

              (c)          amendments to the persons eligible to participate in the Plan that may permit the introduction of non-employee directors on a discretionary basis;

              (d)         any amendment that extends the term of Awards beyond the original expiry, if any;

              (e)         an amendment which would permit Awards granted under the Plan to be transferable or assignable other than for normal estate settlement purposes; or

              (f)          an amendment to the plan amendment provisions contained in this Section 13.

              Notwithstanding the foregoing, to the extent required under the rules of any securities exchange or market system on which the Shares is listed, to the extent determined by the Administrator to be required by the Code to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 13 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 14.    STATUS OF PLAN

              With respect to the portion of any Award that has not been settled and any payments in cash, Shares or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15.    GENERAL PROVISIONS

              (a)    No Distribution.    The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.

              (b)    Delivery of Share Certificates.    Share certificates issued to grantees under this Plan shall be deemed delivered for all purposes when the Company or a transfer agent for the Shares shall have mailed such certificates in the mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Shares shall be deemed delivered for all purposes when the Company or a transfer agent for the Shares shall have given to the grantee by electronic mail (with proof of receipt) or by mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed, quoted or traded. All Share certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Shares are listed, quoted or traded. The Administrator may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

              (c)    Shareholder Rights.    Until Shares are deemed delivered in accordance with Section 15(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to Shares to be issued in connection with an Award, notwithstanding any action by the grantee with respect to an Award.

              (d)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

              (e)    Trading Policy Restrictions.    Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time.

              (f)    Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 16.    EFFECTIVE DATE AND TERM OF PLAN

              This Plan shall become effective upon shareholder approval in accordance with applicable state law, the Company's articles, and applicable stock exchange rules. The Plan shall have a term of ten years from the Effective Date. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date.

SECTION 17.    GOVERNING LAW

              This Plan and all Awards and actions taken hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: April 23, 2012

DATE APPROVED BY SHAREHOLDERS:

PROXY FOR REGISTERED HOLDERS OF COMMON SHARES

This proxy is being solicited by or on behalf of management of Atlantic Power Corporation (the "Issuer") from holders of common shares of the Issuer ("Shareholders") for use in connection with the annual and special meeting (the "Meeting") of Shareholders to be held on June 22, 2012 at the Millenium Hilton Hotel, Noso Room, 4th Floor, 55 Church Street, New York, New York at 11:00 a.m. (Eastern time). Reference is made to the accompanying Information Circular and Proxy Statement of the Issuer dated April 30, 2012 (the "Circular") for further information.

The undersigned Shareholder of the Issuer hereby appoints IRVING GERSTEIN or, failing him, JOHN McNEIL (or instead of either of them                                                  ), as proxy of the undersigned to attend and vote at the Meeting and at any adjournment thereof, with full power of substitution and with all the powers which the undersigned could exercise if personally present and with authority to vote at the said proxyholder's discretion unless herein otherwise specified. The said proxyholder is hereby specifically directed to:

(1)
VOTE FOR ☐ or WITHHOLD FROM VOTING ON ☐ the election of Irving Gerstein as a member of the Issuer's board of directors;

(2)
VOTE FOR ☐ or WITHHOLD FROM VOTING ON ☐ the election of Kenneth Hartwick as a member of the Issuer's board of directors;

(3)
VOTE FOR ☐ or WITHHOLD FROM VOTING ON ☐ the election of John McNeil as a member of the Issuer's board of directors;

(4)
VOTE FOR ☐ or WITHHOLD FROM VOTING ON ☐ the election of R. Foster Duncan as a member of the Issuer's board of directors;

(5)
VOTE FOR ☐ or WITHHOLD FROM VOTING ON ☐ the election of Holli Ladhani as a member of the Issuer's board of directors;

(6)
VOTE FOR ☐ or WITHHOLD FROM VOTING ON ☐ the election of Barry Welch as a member of the Issuer's board of directors;

(7)
VOTE FOR ☐ or WITHHOLD FROM VOTING ON ☐ the appointment of KPMG LLP as the auditors of the Issuer and the authorization of the Issuer's board of directors to fix such auditors' remuneration;

(8)
VOTE FOR ☐ or VOTE AGAINST ☐ the approval, by non-binding advisory vote, of the named executive officer compensation as described the Circular; and

(9)
VOTE FOR ☐ or VOTE AGAINST ☐ approval of the special resolution, the full text of which is set forth in the Circular, authorizing the adoption by the Corporation of the 2012 Equity Incentive Plan, a copy of which is set forth in Schedule B of the Circular.

DATED this	day of	, 2012.
Name of Shareholder
Signature of Shareholder

NOTES:

(1)
The shares represented by this proxy will be voted for, voted against or withheld from voting (as applicable) in accordance with the instructions noted hereon on any ballot that may be called for. In the absence of instructions to the contrary, the shares will be voted "FOR" the above-mentioned items. The Issuer presently knows of no matters to come before the Meeting other than the matters identified in the notice of the Meeting. If any amendments, variations or other matters that are not known should properly come before the Meeting, the shares will be voted on such amendments, variations or matters in accordance with the best judgment of the said proxyholder.

(2)
To vote this proxy, the Shareholder must sign in the space provided on this form. Please sign exactly as the name appears hereon and in which the shares are registered. If the Shareholder is a corporation, the proxy should be executed by duly authorized officers and its corporate seal must be affixed. If this proxy is not dated in the space provided, the proxy shall be deemed to bear the date on which it was mailed by the Issuer.

(3)
The Shareholder has the right to appoint a person, other than the persons designated, to attend, vote and act for the Shareholder and on the Shareholder's behalf at the Meeting. Such right may be exercised by striking out the names of the specified persons and inserting the name of such other person in the space provided.

(4)
This proxy revokes all prior proxies given by the Shareholder represented by this proxy and may be revoked at any time before it has been exercised.

(5)
Reference should be made to the Circular, which accompanies the notice of Meeting, for a full explanation of the rights of Shareholders regarding completion and use of this proxy and other information pertaining to the Meeting.